UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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Essex Property Trust, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
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1100 Park Place, Suite 200
San Mateo, California 94403

March 23, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 annual meeting of stockholders (the “Annual Meeting”) of Essex Property Trust, Inc., a Maryland corporation (the “Company”), to be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301 on May 15, 2018, at 1:00 p.m., Pacific Time.

The attached notice of annual meeting and proxy statement describe the matters expected to be acted upon at the Annual Meeting. We urge you to review these materials carefully.

This year we are again furnishing proxy materials to our stockholders over the Internet. On or about March 29, 2018, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our notice of annual meeting, proxy statement, and 2017 Annual Report to Stockholders and how to vote. Some stockholders may, if they have so previously requested, receive these materials via email or paper copies by mail. If you only received a Notice of Internet Availability of Proxy Materials by mail, the notice of annual meeting also contains instructions on how you can receive a paper copy of the proxy materials and 2017 Annual Report.

Please use this opportunity to take part in the Company’s affairs by voting on the business to be presented at the Annual Meeting. Whether or not you plan to attend the meeting in person, please authorize your proxy via the Internet prior to 11:59 p.m. Eastern Time, on May 14, 2018, or if you are receiving a paper copy of the proxy statement, by telephone or by completing, signing, dating and returning a proxy card. Authorizing your proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting. Please review the instructions contained in the Notice of Internet Availability of Proxy Materials regarding each of these options. If you attend the Annual Meeting, you may vote in person, even if you have previously mailed your proxy card.

Your vote is important to us and we appreciate your continued support of the Company.

Sincerely,

Michael J. Schall
Chief Executive Officer and President

Notice of Annual Meeting of Stockholders
To Be Held May 15, 2018

The 2018 annual meeting of stockholders (the “Annual Meeting”) of Essex Property Trust, Inc., a Maryland corporation (the “Company”), will be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301 on May 15, 2018 at 1:00 p.m. Pacific Time, for the following purposes:

1.	To consider and vote upon the election of the following nominees to serve as directors until the 2019 annual meeting and until their respective successors are duly elected and qualified: Keith R. Guericke, Amal M. Johnson, Irving F. Lyons, III, George M. Marcus, Thomas E. Robinson, Michael J. Schall, Byron A. Scordelis, and Janice L. Sears.
2.	To consider and vote upon the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2018.
3.	To consider and vote upon an advisory vote to approve the Company’s named executive officer compensation.
4.	To consider and vote upon the approval of the Company’s 2018 Stock Award and Incentive Compensation Plan.
5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on February 28, 2018, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether or not you expect to attend the Annual Meeting in person, we urge you to submit your proxy and vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. You may authorize a proxy to vote your shares via the Internet until 11:59 p.m. Eastern Time, on May 14, 2018, or, if you have received and/or requested a paper copy of our proxy materials, by telephone or by mail, by completing, signing, dating and returning the proxy card in the envelope provided. If you attend the Annual Meeting in person, you may continue to have your shares voted as instructed on your proxy or you may withdraw your proxy at our Annual Meeting and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors and on behalf of the Secretary of the Company,

Michael J. Schall
Chief Executive Officer and President
San Mateo, California
March 23, 2018

TABLE OF CONTENTS – PROXY STATEMENT

Essex Property Trust, Inc.	2018 Proxy Statement	i

Essex Property Trust, Inc.	2018 Proxy Statement	ii

EXECUTIVE SUMMARY

This summary highlights certain information about Essex Property Trust, Inc., a Maryland corporation (the “Company”), and its 2018 annual meeting of stockholders (the “Annual Meeting”) and summarizes information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Company and its 2017 performance, you should review the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 22, 2018.

2018 Annual Meeting Information

Date and Time:	Tuesday, May 15, 2018, at 1:00 p.m., Pacific time
Place:	Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301
Record Date:	February 28, 2018

At the Annual Meeting, we are asking our stockholders to vote on the following matters:

Proposal No. 1: Election of Directors

The Company’s Board of Directors (the “Board”) recommends a vote FOR the election of the following nominees to serve as directors until the 2019 annual meeting and until their respective successors are duly elected and qualified: Keith R. Guericke, Amal M. Johnson, Irving F. Lyons, III, George M. Marcus, Thomas E. Robinson, Michael J. Schall, Byron A. Scordelis, and Janice L. Sears.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Board recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

Proposal No. 3: Advisory Vote on the Company’s Named Executive Officer Compensation

The Board recommends a vote FOR the approval, on an advisory basis, of the Company’s named executive officer compensation.

Proposal No. 4: Approval of the Company’s 2018 Stock Award and Incentive Compensation Plan

The Board recommends a vote FOR the approval of the Company’s 2018 Stock Award and Incentive Compensation Plan.

2017 Business Highlights

•	Achieved Core Funds from Operations (“FFO”), our primary operating metric, per diluted share growth of 7.9%, which exceeded the high end of our original guidance range.
•	Achieved Same-Property Revenue growth of 3.7%, near the high end of our original guidance range.
•	Raised the dividend by 9.4% in 2017, our 23rd consecutive year of dividend increases.
•	Acquired five communities for a total investment of $567 million, improving the quality of our portfolio.
•	Disposed of four communities for total sales proceeds of $376 million.
•	Invested $167 million in nine new preferred equity and subordinated debt loans with attractive risk adjusted returns relative to ground-up development.
•	Completed the lease-up of three developments in Northern California and started construction on an additional four new communities for an estimated total cost of $506 million.
•	Generated a total return to stockholders of 6.8%, exceeding the NAREIT Apartment Index, which generated a 3.7% total return.

Essex Property Trust, Inc.	2018 Proxy Statement	1

•	Participated in the Global Real Estate Sustainability Benchmark survey for the second consecutive year in 2017, earning another “Green Star” for our sustainability performance, the highest designation.

Long-Term Performance Charts

•	Highest total return of all public U.S. REITs in existence since our IPO in 1994.
•	Paid $85 per share in dividends since our IPO in 1994 - four times our IPO price.
•	Achieved approximately 270% total return to stockholders since the Great Recession.

Total Shareholder Return Since IPO
Years Ending December 31

Sources: S&P Global Market Intelligence, NAREIT

June 1994 to December 2017

Represents the value of a $100 investment and the reinvestment of all dividends.

•	Since our IPO, we have generated compound annual dividend/share and FFO/share growth of 6.4% and 8.5%, respectively.

Dividend and FFO Per Share

Essex Property Trust, Inc.	2018 Proxy Statement	2

•	Our same-property Core FFO and Revenue growth have exceeded the peer average by 5.7% and 1.9% annually since 2012, respectively.

Sources: Company Disclosures

(1)	Peer average represents 5 multifamily REITs, consisting of Apartment Investment and Mangement Company, Avalon Bay Communities, Inc., Camden Property Trust, Equity Residential, and UDR, Inc.

Corporate Governance Best Practices

The Company believes in establishing and maintaining high standards of corporate governance, and it looks to improve and implement additional corporate governance measures designed to best serve the interests of stockholders and further align the interests of the Board and management with those of our stockholders. A summary of certain of our most important corporate governance policies and practices is detailed below:

Annual Election of All Directors
Majority Voting for Directors
8 of 10 Directors are Independent
Proxy Access Provision in Bylaws
Stockholder Ability to Amend Bylaws
Separate Chairman and Chief Executive Officer
Presiding Independent Director
Regular Executive Sessions of Independent Directors
Annual Performance Evaluations of CEO, Board and Committees
Effective Board Risk Oversight
Regular Succession Planning
Anti-Pledging and Anti-Hedging Policies
Compensation Clawback Policy
Internal Disclosure Committee for Financial Reporting
Director and Executive Officer Stock Ownership Guidelines
No Stockholder Rights Plan (or “Poison Pill”)
No Employment Agreements
Executives are Generally Not Entitled to Severance other than Upon a Qualifying Termination Following a Change in Control
No Tax Gross-Ups
Executive Compensation Driven by Pay for Performance

Essex Property Trust, Inc.	2018 Proxy Statement	3

PROXY STATEMENT
2018 Annual Meeting of Stockholders
Tuesday, May 15, 2018

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, California 94403

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished to the holders of the outstanding shares of common stock, $0.0001 par value (the “Common Stock”) of Essex Property Trust, Inc., a Maryland corporation (the “Company” or “Essex”), in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies in the accompanying form for use in voting at the 2018 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on May 15, 2018 at 1:00 p.m., Pacific Time, at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301, and any postponement or adjournment thereof.

This proxy statement and the accompanying notice of annual meeting, proxy card and 2017 Annual Report to Stockholders are first being made available to stockholders on or about March 29, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 15, 2018.

The proxy statement, notice of annual meeting, proxy card, and 2017 Annual Report to Stockholders are available electronically at http://materials.proxyvote.com/297178. Directions to the meeting location can be found at http://www.essex.com under “Investors; Shareholder Services and Information-Annual Shareholders’ Meeting.”

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet, instead of mailing paper copies to each stockholder. Accordingly, on or about March 29, 2018, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice, containing instructions on how to access our proxy materials and 2017 Annual Report to Stockholders and how to vote. The Notice is not itself a proxy and cannot itself be used to vote your shares. If you received only a Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to in the Notice. Some stockholders may, if they have so requested previously, receive these materials via email or receive paper copies by mail.

Who Can Vote

You are entitled to vote if you were a holder of record of Common Stock as of the close of business on February 28, 2018 (the “Record Date”). Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Voting Procedures

Stockholders of record as of the Record Date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. If you choose not to attend the Annual Meeting, you may still authorize your proxy via the Internet or by telephone until 11:59 p.m. Eastern Time, on May 14, 2018, or by completing, signing, dating and returning a proxy card.

The presence at the Annual Meeting, either in person or by proxy, of stockholders holding a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each proposal. As of the Record Date, there were 66,040,803 shares of Common Stock outstanding.

Essex Property Trust, Inc.	2018 Proxy Statement	4

If your shares are held in the name of a broker, you should receive a voting instruction form from your broker. Your broker will vote your shares in the manner you timely indicate pursuant to the voting instruction form. If you do not timely indicate your voting instructions to your broker, the broker will not be permitted to vote your shares at the Annual Meeting on Proposal No. 1 (election of directors), Proposal No. 3 (advisory vote to approve the Company’s named executive officer compensation) or Proposal No. 4 (approval of the Company’s 2018 Stock Award and Incentive Compensation Plan) because such proposals are not routine matters under the New York Stock Exchange (“NYSE”) rules. However, your broker may in its discretion vote your shares on Proposal No. 2 (ratification of KPMG LLP) if you do not timely indicate voting instructions on that proposal because the proposal is a routine matter under the NYSE rules.

Counting of Votes

Shares of Common Stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee chooses not to exercise or does not have discretionary authority to vote the shares on a particular matter because the matter is not routine under the NYSE rules) will be counted as shares that are present for purposes of determining the presence of a quorum.

With respect to Proposal No. 1 (election of directors), our Sixth Amended and Restated Bylaws, as amended (the “Bylaws”) include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “FOR” or “WITHHOLD” as to each nominee. Cumulative voting is not permitted. Under the majority voting standard, in uncontested elections of directors such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote. A majority of the votes cast means that the number of votes cast “FOR” a candidate for director exceeds the number of votes “WITHHELD” as to that candidate for director. Brokers do not have discretionary authority to vote for directors. Abstentions and broker non-votes, if any, will not count as a vote cast “FOR” or “WITHHELD” as to a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

In accordance with our Bylaws, in this election, an incumbent candidate for director who does not receive the required votes for re-election is expected to offer his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) will then make a determination as to whether to accept or reject the tendered resignation and will submit such recommendation for consideration by the Board. Generally within 90 days after certification of the election results of the stockholder vote, we will publicly disclose the decision regarding any tendered resignation in a filing of a Current Report on Form 8-K with the SEC or by other public announcement. If a director’s offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is duly elected, or his or her earlier death, resignation, retirement or removal.

Approval of each of Proposals No. 2 (ratification of KPMG LLP) and No. 3 (advisory vote to approve the Company’s named executive officer compensation), requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting. For purposes of the votes on Proposals No. 2 and No. 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on such proposals.

Approval of Proposal No. 4 (approval of the Company’s 2018 Stock Award and Incentive Compensation Plan) requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting. However, under NYSE listing standards applicable to stockholder approval of equity compensation plans, abstentions are treated as votes cast. Accordingly, for purposes of the vote on Proposal No. 4 only, abstentions will have the same effect as votes against the proposal. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on Proposal No. 4.

Stockholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting. The shares of Common Stock represented by properly executed proxy cards will be voted at the Annual Meeting as indicated or, if no instruction is given on a properly executed proxy card, in accordance with the recommendation of the Board, as set forth below.

Essex Property Trust, Inc.	2018 Proxy Statement	5

Board Recommendations

The Board recommends that stockholders vote:

•	FOR the election of the Board’s nominees named herein;
•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018;
•	FOR the approval, on an advisory basis, of the Company’s named executive officer compensation; and
•	FOR the approval of the Company’s 2018 Stock Award and Incentive Compensation Plan.

The Company does not presently know of any other business that may come before the Annual Meeting.

No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by us or any other person.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company, to the attention of Mr. Daniel Rosenberg, Secretary, Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

Solicitation of Proxies

The Company will bear all costs of soliciting proxies for the Annual Meeting. These costs include the expense of preparing and furnishing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to stockholders. The Company may conduct solicitation of proxies personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Email Access to Proxy Materials

Stockholders who previously elected to receive the proxy statement and the 2017 Annual Report to Stockholders over the Internet will be receiving an email on or about March 29, 2018, with information on how to access stockholder information and instructions for authorizing a proxy over the Internet. The Company encourages its stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to the Company associated with the printing and mailing of materials.

Stockholders of record wishing to receive future stockholder materials via email may elect this option by following the instructions provided when voting over the Internet at http://www.ProxyVote.com. Upon electing to view future proxy statements and annual reports over the Internet, stockholders will receive an email notification next year with instructions containing the Internet address of those materials. The choice to view future proxy statements and annual reports over the Internet will remain in effect until the stockholder contacts their broker or the Company to rescind such instructions. Internet access does not have to be elected each year. Stockholders who elected to receive the proxy statement electronically over the Internet and who would now like to receive a paper copy of the proxy statement so that they may submit a paper proxy in lieu of an electronic proxy, should contact either their broker or the Company.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” Notices of Internet Availability of Proxy Materials or proxy statements and annual reports, as applicable. This means that only one copy of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. The Company will

Essex Property Trust, Inc.	2018 Proxy Statement	6

promptly deliver a separate copy of each applicable document to any stockholder who contacts the Company’s investor relations department by written request to the Company at Attn: Investor Relations, 1100 Park Place, Suite 200, San Mateo, California 94403 or by telephone at (650) 655-7800 requesting such copies. If a stockholder is receiving multiple copies at the stockholder’s household and would like to receive a single copy for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the applicable document.

Essex Property Trust, Inc.	2018 Proxy Statement	7

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of Common Stock as of the Record Date for (i) each person known by the Company to hold more than 5% of the outstanding shares of Common Stock, (ii) each director, each director nominee, and each of the executive officers named in the Summary Compensation Table below and employed by the Company on the Record Date, and (iii) all directors and executive officers as a group. As of the Record Date, there were 66,040,803 shares of Common Stock outstanding.

Beneficial ownership in the following table is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding and shares underlying Series Z-1 incentive units and long term incentive plan units (“LTIP Units”), which are currently non-forfeitable or are non-forfeitable within 60 days of the Record Date, are also deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the shares set forth opposite such person’s name. Unless otherwise stated, the address of all directors and executive officers is c/o Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock Outstanding(2)
Incumbent Directors and Executive Officers
George M. Marcus(3)	1,685,593	2.5%
Keith R. Guericke(4)	97,052	*
Michael J. Schall(5)	188,929	*
Angela L. Kleiman(6)	24,114	*
John D. Eudy(7)	62,429	*
Craig K. Zimmerman(8)	90,114	*
John F. Burkart(9)	50,170	*
Irving F. Lyons, III(10)	20,970	*
Gary P. Martin(11)	23,362	*
Issie N. Rabinovitch(12)	43,517	*
Thomas E. Robinson(13)	17,885	*
Byron A. Scordelis(14)	9,933	*
Janice L. Sears(15)	15,057	*
Amal M. Johnson(16)	1,870	*
All incumbent directors and executive officers as a group (14 persons) (17)	2,330,995	3.4%
5% or greater stockholders
The Vanguard Group, Inc.(18) 100 Vanguard Blvd. Malvern, PA 19355	11,741,241	17.8%
BlackRock, Inc.(19) 55 East 52nd Street New York, NY 10055	6,812,160	10.3%
State Street Corporation(20) One Lincoln Street Boston, MA 02111	4,593,099	7.0%
Cohen & Steers, Inc.(21) 280 Park Avenue, 10th Floor New York, NY 10017	3,946,320	6.0%
*	Less than 1%.

Essex Property Trust, Inc.	2018 Proxy Statement	8

(1)	Mr. Marcus, certain officers and directors of the Company and certain other entities and investors own limited partnership interests in Essex Portfolio, L.P., a California limited partnership (the “operating partnership” or “EPLP”), which as of February 28, 2018 aggregated to approximately a 3% limited partnership interest. As of February 28, 2018, the Company had an approximately 97% general partnership interest in the operating partnership. The limited partners of the operating partnership share with the Company, as general partner, in the net income or loss and any distributions of the operating partnership. Pursuant to the partnership agreement of the operating partnership, limited partnership interests can be exchanged into shares of Common Stock.
(2)	With respect to shares of Common Stock, assumes the exchange of the limited partnership interests (including non-forfeitable Series Z-1 incentive units and LTIP Units) in the operating partnership and in other partnerships (such as DownREITs) held by such person, if any, into shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the limited partnership interests or vested options held by other persons are exchanged or converted into shares of Common Stock and is based on 66,040,803 shares of Common Stock outstanding as of the Record Date. If all outstanding director and officer limited partnership interests (including non-forfeitable Series Z-1 incentive units and LTIP Units) in the operating partnership, and vested options, were exchanged for shares of Common Stock that would result in an additional 1,855,121 outstanding shares of Common Stock.
(3)	Includes 301,597 shares and 15,941 shares of Common Stock that may be issued upon the exchange of all the limited partnership interests in the operating partnership held by the Marcus & Millichap Company (“MMC”) and Essex Portfolio Management Company (“EPMC”) as well as 75,291 shares of Common Stock that may be issued upon the exchange of all DownREIT limited partnership interests held by MMC Investments, LLC (“MMCI”). Also includes 137,000 shares of Common Stock held by MMC, 26,676 shares of Common Stock held in the Marcus & Millichap Company 401(k) Plan (the “MMC 401(k) Plan”), 18,000 shares held by the MMC Foundation, and 4,000 shares of Common Stock held by Mr. Marcus’ children. Mr. Marcus is a principal stockholder of each of MMC, EPMC, and MMCI and may be deemed to own beneficially, and to share the voting and dispositive power of 547,829 shares of Common Stock (including shares issuable upon exchange of limited partnership interests). Mr. Marcus disclaims beneficial ownership of (i) all shares and limited partnership interests held by MMC, the MMC Foundation and MMCI, and (ii) 6,376 shares of Common Stock that may be issued upon conversion of limited partnership interests held by EPMC. In connection with a loan facility led by Comerica Bank, MMC has pledged to Comerica 438,597 shares of Common Stock, of which 137,000 shares are held directly by MMC and 301,597 shares are issuable upon the exchange of limited partnership interests held by MMC.
(4)	Includes 66,519 shares of Common Stock that may be issued upon the exchange of all of Mr. Guericke’s limited partnership interests in the operating partnership. Includes 5,000 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. The aforementioned options are exercisable pursuant to a domestic relations order. In connection with a loan obtained from Morgan Stanley, Mr. Guericke has pledged to Morgan Stanley 13,513 shares of Common Stock.
(5)	Includes 80,079 shares of Common Stock that may be issued upon the exchange of all of Mr. Schall’s limited partnership interests in the operating partnership. Also includes 3,560 shares of Common Stock held in the Essex Property Trust, Inc. 401(k) Plan (the “Essex 401(k) Plan”), 24,319 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, and 35,433 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units and LTIP Units. The aforementioned shares and limited partnership interests in the operating partnership, except for the shares held for his benefit in the Essex 401(k) plan and shares directly held by Mr. Schall’s spouse, are held in a revocable trust in which Mr. Schall and Ann Schall act as co-trustees. Mr. Schall disclaims beneficial ownership of 40,040 shares that may be issued upon the exchange of limited partnership interests in the operating partnership; 17,717 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units and LTIP Units; and 26,106 shares of Common Stock.
(6)	Includes 6,413 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date and 9,302 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units and LTIP Units.
(7)	Includes 23,658 shares of Common Stock that may be issued upon the exchange of all of Mr. Eudy’s limited partnership interests in the operating partnership. Also includes 1,585 shares of Common Stock held in the Essex 401(k) Plan, 7,403 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, and 21,717 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units and LTIP Units.
(8)	Includes 47,277 shares of Common Stock that may be issued upon the exchange of all of Mr. Zimmerman’s limited partnership interests in the operating partnership and certain other partnerships. Also includes 2,780 shares of Common Stock held in the Essex 401(k) Plan, 9,616 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, and 21,717 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units and LTIP Units.
(9)	Includes 12,412 shares of Common Stock that may be issued upon the exchange of all of Mr. Burkart’s limited partnership interests in the operating partnership. Also includes 8,903 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date and 22,927 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units and LTIP Units.
(10)	Includes 13,140 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.
(11)	Includes 18,126 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.
(12)	Includes 16,626 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.
(13)	Includes 13,140 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Of these shares, 9,745 shares are held in family trusts as to which Mr. Robinson has the power to dispose and vote the shares.
(14)	Includes 7,947 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.
(15)	Includes 14,359 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.
(16)	Includes 370 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.
(17)	Includes 1,582,928 shares of Common Stock that may be issued upon the exchange of all of the executive officers’ and directors’ limited partnership interests in the operating partnership and certain other partnerships and 161,097 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Also, includes 111,095 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units and LTIP Units.

Essex Property Trust, Inc.	2018 Proxy Statement	9

(18)	As reported on a Schedule 13G/A filed February 9, 2018, The Vanguard Group, Inc. stated that it has sole voting power over 169,345 shares, shared voting power over 98,080 shares, sole dispositive power over 11,553,006 shares and shared dispositive power over 188,235 shares. The aggregate 11,741,241 shares beneficially owned by The Vanguard Group include 4,442,931 shares beneficially owned by Vanguard Specialized Funds - Vanguard REIT Index Fund, an affiliate of Vanguard Group, Inc.
(19)	As reported on a Schedule 13G/A filed January 23, 2018, BlackRock, Inc. stated that it has sole voting power over 6,235,672 shares and sole dispositive power over 6,812,160 shares.
(20)	As reported on a Schedule 13G filed February 14, 2018, State Street Corporation stated that it has shared voting power over 4,593,099 shares and shared dispositive power over 4,593,099 shares.
(21)	As reported on a Schedule 13G/A filed February 14, 2018, Cohen & Steers, Inc. stated that it has sole voting power over 2,492,118 shares and sole dispositive power over 3,946,320 shares.

Essex Property Trust, Inc.	2018 Proxy Statement	10

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

At the Annual Meeting, the following individuals are each nominated for election as directors to serve until the annual meeting of stockholders in 2019 and until their successors are duly elected and qualified: Keith R. Guericke, Amal M. Johnson, Irving F. Lyons, III, George M. Marcus, Thomas E. Robinson, Michael J. Schall, Byron A. Scordelis, and Janice L. Sears. Each of the nominees is currently a director of the Company. Each of the nominees has consented, if elected as a director of the Company, to serve until his or her term expires. In February 2018, the Company added a new independent director, Ms. Johnson to the Board. In addition, Messrs. Martin and Rabinovitch will not stand for re-election at the Annual Meeting. The Board determined that following the Annual Meeting, the size of the Board will be reduced from ten to eight directors.

The Board believes that each such nominee will stand for election and will serve if elected as a director. However, in the event that any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the discretionary authority provided in the proxy will be exercised by the proxy holders to vote for a substitute or substitutes nominated by the Board, or the Board, on the recommendation of the Nominating Committee, may reduce the size of the Board and the number of nominees.

Certain information about the director nominees is furnished below, highlighting each director nominee’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that each should serve as a director.

Director	Experience & Education:
Keith R. Guericke	•	Vice Chairman of the Essex Board
	•	President and Chief Executive Officer of Essex from 1988 through 2010
	•	Effective January 1, 2011, retired as an executive officer but remains a director of Essex, and continues to serve as a part-time employee
	•	Joined Essex’s predecessor in 1977 to focus on investment strategies and portfolio expansion
	•	Prepared Essex for its IPO in 1994
	•	Began career with Kenneth Leventhal & Company, a CPA firm noted for its real estate expertise
	•	Bachelor of Science degree in Accounting from Southern Oregon College

Memberships:
	•	Member, Board of Directors of Century Communities
	•	Member, National Association of Real Estate Investment Trusts (“NAREIT”)
	•	Former Member, Board of Directors of American Residential Properties, Inc.

Qualifications and Expertise Highlights:
	•	Over 35 years with the Company and former CEO of Essex
	•	Extensive knowledge of the real estate industry
	•	Strong relationships with Essex’s executives and with executives and senior management at real estate companies throughout the United States

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Director	Experience & Education:
Amal M. Johnson	•	Joined Essex’s Board in February 2018
	•	Executive Chairperson of Author-it Software Corporation from March 2012 to October 2016
	•	Chairperson of MarketTools, Inc. from August 2008 to January 2012 and Chief Executive Officer from March 2005 to August 2008
	•	Venture Partner at ComVentures L.P. from April 2004 to March 2005
	•	General Partner at Lightspeed Venture Partners from March 1999 to March 2004
	•	Held various management positions at Baan Supply Chain Solutions and its affiliates, including:
		-	President of Baan Supply Chain Solutions from January 1998 to December 1998
		-	President of Baan Affiliates from January 1997 to December 1997
		-	President of Baan Americas from October 1994 to December 1996
	•	President of ASK Manufacturing Systems from August 1993 to July 1994
	•	Held executive positions at IBM from 1977 to June 1993
	•	Received Bachelor of Science degree in Mathematics from Montclair State University and studied computer science at Stevens Institute of Technology Graduate School of Engineering

Memberships:
	•	Member, Board of Directors of Intuitive Surgical Inc.
	•	Member, Board of Directors of CalAmp Corp.
	•	Member, Board of Directors of Mellanox Technologies, Ltd.

Qualifications and Expertise Highlights:
	•	Extensive knowledge of technology, management, and operations in both public and private companies
Director	Experience & Education:
Irving F. Lyons, III	•	Vice Chairman of ProLogis, Inc. from 2001 through May 2006
	•	Chief Investment Officer of ProLogis, Inc. from March 1997 to December 2004
	•	Managing Partner, Kings & Lyons, a San Francisco Bay Area industrial real estate development and management company
	•	Holds a Master in Business Administration from Stanford University and a Bachelor of Science in industrial engineering and operations research from the University of California at Berkeley

Memberships:
	•	Member, Board of Directors of Equinix, Inc.
	•	Lead Director, Board of Directors of ProLogis, Inc.
	•	Former Member and Chairman, Board of Directors of BRE Properties, Inc. (acquired by Essex in 2014)

Qualifications and Expertise Highlights:
	•	Management and investment experience with publicly traded real estate companies
	•	Extensive involvement in Bay Area real estate development and management

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Director	Experience & Education:
George M. Marcus	•	Founder and Chairman of Essex and Essex’s predecessor
	•	Founded Greater Bay Bancorp with other original founders (acquired by Wells Fargo & Company in 2007)
	•	Founder of Marcus & Millichap Company
	•	Received Bachelor of Science degree in Economics from San Francisco State University
	•	Graduate of the Harvard Business School of Owners / Presidents Management Program and the Georgetown University Leadership Program

Memberships & Honors:
	•	Chairman, Board of Directors of Marcus & Millichap Company
	•	Co-Chairman, Board of Directors of Marcus & Millichap, Inc.
	•	Regent Emeritus, University of California
	•	Member, Real Estate Roundtable of the University of California at Berkeley
	•	Member, Policy Advisory Board of the University of California at Berkeley - Center for Real Estate and Urban Economics
	•	Honored as Alumnus of Millennium by San Francisco State University in 1999

Qualifications and Expertise Highlights:
	•	Extensive knowledge of Essex as its Founder
	•	Brings outstanding leadership and vision to Essex
	•	Extensive knowledge of and network within the real estate industry
Director	Experience & Education:
Thomas E. Robinson	•	Senior Advisor at Stifel, Nicolaus & Company, Inc., St. Louis, MO and prior affiliate Legg Mason
	•	Managing Director, Legg Mason
	•	President and Chief Financial Officer of Storage USA, Inc. from 1994 to 1997
	•	Received Bachelor’s degree from Washington and Lee University
	•	Received Juris Doctorate degree from Suffolk University Law School
	•	Received Master of Law degree in Taxation from Georgetown University Law School

Memberships:
	•	Member, Board of Directors of Tanger Factory Outlet Centers, Inc.
	•	Former Member, Board of Directors of BRE Properties, Inc. (acquired by Essex in 2014)
	•	Former Trustee, Centerpoint Properties Trust
	•	Former Member, Board of Directors of First Potomac Realty Trust
	•	Former Member, Board of Governors of NAREIT

Qualifications and Expertise Highlights:
	•	Extensive experience in real estate investment banking and accounting matters

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Director	Experience & Education:
Michael J. Schall	•	Chief Executive Officer and President of Essex since January 1, 2011
	•	Senior Executive Vice President and Chief Operating Officer of Essex from 2005 to 2010
	•	Chief Financial Officer of Essex from 1993 to 2005
	•	Joined The Marcus & Millichap Company in 1986, and served as Chief Financial Officer of Essex’s predecessor
	•	Director of Finance for Churchill International, a technology-oriented venture capital company, from 1982 to 1986
	•	Employed in the audit department of Ernst & Young (then known as Ernst & Whinney), specializing in the real estate and financial service industries, from 1979 to 1982
	•	Received Bachelor of Science degree from University of San Francisco

Memberships:
	•	Certified Public Accountant (inactive)
	•	Member, American Institute of Certified Public Accountants
	•	Member, Board of Trustees of Pebblebrook Hotel Trust, Inc.
	•	Member, National Multi Housing Council
	•	Member, Executive Board of Governors of NAREIT

Qualifications and Expertise Highlights:
	•	Mr. Schall is the principal executive officer of Essex
	•	Extensive knowledge of financial and operating matters of Essex
	•	Strong relationships with Essex’s executives and with executives and senior management at real estate companies throughout the United States
Director	Experience & Education:
Byron A. Scordelis	•	President and Chief Executive Officer of Greater Bay Bancorp and wholly-owned subsidiary, Great Bay Bank N.A., from January 2004 until the sale of the bank in October 2007
	•	Chief Operating Officer and President of Greater Bay Banking Group
	•	Held various management positions at Wells Fargo Bank, including:
-
Executive Vice President of Wells Fargo Bank, President of the San Francisco Bay Area Region responsible for the management and performance of 235 financial service offices in the San Francisco Bay Area

		-	Executive Vice President responsible for its retail banking activities in seven Western states, and Co-Chair of its integration task force following Wells Fargo’s merger with Norwest Corp
	•	President and Chief Executive Officer of EurekaBank
	•	Senior Vice President and head of Bank of America’s San Francisco Bay Area region
	•	Received Bachelor’s degree from University of California at Berkeley in Economics and Natural Resource Studies
	•	Received Master of Business Administration degree from Stanford University in 1974

Memberships:
	•	Member, Advisory Board of Markkula Center for Applied Ethics
	•	Member, Advisory Board of the Palo Alto Medical Foundation
	•	Member, Board of Regents at Santa Clara University
	•	Member, Audit Committee of Santa Clara University
	•	Graduate member of the Phi Beta Kappa Society at University of California at Berkeley
	•	Former Member, Board of Directors of Greater Bay Bancorp
	•	Former Member, Board of EHC Lifebuilders, a non-profit organization

Qualifications and Expertise Highlights:
	•	Years of experience as a chief executive officer and board member of publicly-traded financial services companies

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Director	Experience & Education:
Janice L. Sears	•	Held various management positions at Bank of America, including:
		-	Managing Director, Western Regional Head in the Real Estate, Gaming & Lodging Investment Banking Group at Banc of America Securities
		-	San Francisco Market President for Bank of America
		-	Head of Client Management for Bank of America’s Commercial Real Estate Group in California
	•	Real Estate Economist at both Chemical Bank and Citicorp in New York from September 1982 to June 1988
	•	Received Bachelor’s degree in Economics and Marketing with a Minor in Communications from the University of Delaware

Memberships:
	•	Chairman, Board of Directors and Chairman of the Audit Committee of The Swig Company
	•	Member, Board of Directors of Invitation Homes Inc.
	•	Former Member and Audit Committee Chair, Board of Directors of BioMed Realty Trust, Inc.
	•	Former member of the boards of directors of the San Francisco Chamber of Commerce and the San Francisco Economic Development Council and Leadership San Francisco

Professional Activities & Honors:
	•	Professional activities included NAREIT, Urban Land Institute (ULI), and the National Association of Corporate Directors
	•	Advisor to the Audit Committee of the non-profit San Francisco Art Institute
	•	Former President and Treasurer of the San Francisco Chapter of the National Charity League
	•	Named ‘Forever Influential’ by the San Francisco Business Times after numerous annual awards
	•	Named a ‘Power Woman’ by Allen Matkins

Qualifications and Expertise Highlights:
	•	Knowledge of capital markets
	•	Extensive experience working in the commercial real estate and REIT industry

The Board unanimously recommends that the stockholders vote
“FOR” the election of all nominees named above.

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DIRECTORS

The following table sets forth information as of the Record Date with respect to the incumbent directors.

					Committee Memberships
Name	Age	Primary Occupation	Independent	Director Since	Audit	Compensation	Nominating and Corporate Governance
George M. Marcus	76	Chairman of the Board	X	1994
Keith R. Guericke	69	Vice Chairman of the Board		1994
Michael J. Schall	60	Chief Executive Officer and President		1994
Amal M. Johnson	65	Board Director	X	2018
Irving F. Lyons, III	68	Lead Independent Director	X	2014			Chair
Gary P. Martin	70	Private Investor	X	1994		Chair	X
Issie N. Rabinovitch	72	Partner at Cheyenne Capital	X	1994	X
Thomas E. Robinson	70	Senior Advisor to Stifel, Nicolaus & Company	X	2014	X	X
Byron A. Scordelis	68	Private Investor	X	2011		X	X
Janice L. Sears	57	Board Chair of Swig Company	X	2011	Chair

The charts presented below represent certain demographic information regarding the proposed composition of the Board following the Annual Meeting, assuming the election of the eight director nominees.

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BOARD AND CORPORATE GOVERNANCE MATTERS

Meetings of the Board of Directors

During 2017, the Board held five meetings. Each director attended (whether in person, telephonically or by written consent) at least 75% of the total number of the meetings of the Board and meetings of each committee of the Board on which he or she served. In 2017, the Board had three key standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. From time to time, the Board also utilizes an Executive Committee.

Annual Meeting of Stockholders

The Company encourages, but does not require, its Board members to attend the annual meeting of stockholders. All of the Company’s incumbent directors who were members of the Board at the time of the 2017 annual meeting of stockholders attended the 2017 annual meeting of stockholders.

Committees of the Board of Directors

The Audit Committee recommends the appointment of an independent registered public accounting firm to audit the financial statements of the Company for the fiscal year for which they are appointed, reviews audit reports and takes such action as may be deemed appropriate with respect to such audit reports. The Audit Committee also monitors the effectiveness of the audit effort, the Company’s financial and accounting organization and its system of internal controls over financial reporting, and it reviews any complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Audit Committee operates under a written charter, which can be viewed at the Company’s website at http://www.essex.com. The Board has determined that all Audit Committee members have no financial or personal ties to the Company (other than the director compensation and equity ownership as described in this proxy statement) and meet the NYSE standard for independence. In addition, the Board has determined that all members of the Audit Committee are financially literate. The Board has limited the number of audit committees of public companies on which a current member of the Company’s Audit Committee can simultaneously serve to three committees. The Audit Committee met five times during 2017.

The Board has determined that Janice L. Sears and Thomas E. Robinson are “audit committee financial experts” as defined by the SEC’s Regulation S-K Item 407(d).

The Compensation Committee establishes and reviews annually the Company’s general compensation policies applicable to the Company’s executive officers, reviews and approves the level of compensation of the CEO and other executive officers of the Company, reviews and advises the Board concerning the performance of the CEO and other employees whose compensation is within the review jurisdiction of the Compensation Committee, reviews and advises the Board concerning regional and industry-wide compensation practices and trends, and recommends benefit plans from time to time. The Compensation Committee also administers the Company’s 2013 Stock Award and Incentive Compensation Plan (the “Incentive Award Plan”) and, if such plan is approved by stockholders, will administer the Company’s 2018 Stock Award and Incentive Compensation Plan.

All members of the Compensation Committee are independent directors within the meaning of the rules of the NYSE. The Compensation Committee operates under a written charter which can be viewed at http://www.essex.com. The Compensation Committee met three times during 2017.

The Board has delegated authority to the CEO to grant stock options and restricted stock under the Incentive Award Plan to Company employees (other than executive officers) in accordance with guidelines as to the number of options and/or restricted stock to be granted to particular categories of employees. The CEO is to report all grants of stock options and restricted stock made pursuant to this delegation to the Compensation Committee.

The Compensation Committee retained FPL Associates L.P. (“FPL”) in its capacity as a compensation consultant to assist the Compensation Committee with its responsibilities related to the Company’s executive compensation programs beginning in 2017. Additional information concerning FPL and its services is set forth under “Executive Compensation – Compensation Discussion and Analysis.”

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The Nominating and Corporate Governance Committee assists the Board in selecting nominees for election to the Board and monitors the composition of the Board. The Board has determined that all members of the Nominating Committee meet the independence requirements of the rules and regulations of the NYSE. The Nominating Committee met three times during 2017.

The Nominating Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate, given the historical absence of stockholder proposals, among other considerations. The Nominating Committee will review periodically whether a more formal policy should be adopted. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by following the procedures set forth below under the heading “Deadline for Receipt of Stockholder Proposals.” The Nominating Committee evaluates nominees for directors using the criteria described below, and it will use the same criteria when evaluating a nominee recommended by a stockholder.

The Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee, which can be viewed at the Company’s website at http://www.essex.com.

In reviewing potential candidates for the Board, the Nominating Committee considers the individual’s real estate experience, along with experience in business, finance, administration and/or corporate governance, including as a current or former officer, board member or senior executive of a publicly held company, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, the diversity (including with respect to gender, age, race, culture and skillset) that the candidate would bring to the Board, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

The Nominating Committee further reviews current trends and practices in corporate governance and recommends to the Board the adoption of programs pertinent to the Company.

The Executive Committee has such authority as is delegated by the Board, including, but not limited to, the authority within certain parameters to execute certain contracts and agreements with unaffiliated parties, including, with respect to the acquisition, development and disposal of certain of the Company’s investments. The current members of the Executive Committee are George M. Marcus (Chair), Keith R. Guericke, Irving F. Lyons, III and Michael J. Schall.

Presiding Independent Director; Board Leadership Structure and Role in Risk Management

The Board has designated, in accordance with NYSE corporate governance listing standards, Irving F. Lyons, III as the presiding independent director. The Company’s non-management directors meet at regularly scheduled executive sessions, without management, at which Mr. Lyons presides.

The Company has maintained a leadership structure of different individuals serving as Chairman and Chief Executive Officer since its initial public offering in 1994 in recognition of the differences between the two roles. The Chairman is Mr. Marcus, who is a founder of the Company and has a significant ownership interest. Mr. Marcus has extensive knowledge of the Company and the real estate industry, and the Company believes that because of his background and experience, he is able to effectively lead the Board in providing oversight and direction to the Company’s management. Mr. Marcus is involved in many other business and philanthropic activities. Mr. Schall’s responsibility as the Chief Executive Officer is to oversee the day to day execution of the Company’s business strategy. This separation of the roles of Chairman and Chief Executive Officer allows for greater oversight of the Company by the Board. The Board has determined that the Company’s Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the unique skills and experience of each of Mr. Marcus and Mr. Schall.

With respect to the Board’s role in the risk oversight of the Company, the Board has promulgated internal Company policies that set forth which transactions may require the prior approval of the Board or a committee of the Board and which transactions may proceed with management authorization and without

Essex Property Trust, Inc.	2018 Proxy Statement	18

any such Board prior approval. These Board policies cover transactions in the following areas: financings, property acquisition, property development, property redevelopment, property dispositions, other investments and general corporate activities. Generally, these policies set forth a specified dollar threshold and if a transaction exceeds that threshold, the prior approval of the Board or a committee of the Board is required. By requiring the prior approval of larger transactions, which generally may involve more risk to the Company simply due to the transaction size, the Board seeks to provide risk oversight of the Company. The Board has promulgated a corporate investment policy that establishes guidelines with respect to investment of the Company’s funds; such guidelines cover the required qualifications of outside investment managers and the types and concentration limits of investment securities that are authorized for investment. The Compensation Committee has determined that the pay policies and practices of the Company are not reasonably likely to have a material adverse effect on the Company. Also, related party transactions are generally reviewed by the Audit Committee. See “Certain Relationships and Related Person Transactions – Policies and Procedures with Respect to Related Person Transactions.”

In February 2018, the Company added a new independent director, Amal M. Johnson to the Board. Upon the recommendation of the Nominating Committee, the Board nominated the following incumbent directors for election at the Annual Meeting: Mr. Guericke, Ms. Johnson, Mr. Lyons, Mr. Marcus, Mr. Robinson, Mr. Schall, Mr. Scordelis and Ms. Sears. Mr. Martin and Mr. Rabinovitch will not be standing for re-election to the Board at the Annual Meeting. Upon the expiration of the term of each of Mr. Martin and Mr. Rabinovitch as directors at the Annual Meeting, the number of directors that will constitute the Board will be decreased from ten to eight.

Director Independence

Under independence standards established by the Board, which reflect the NYSE director independence standards as currently in effect, a director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board considers such facts and circumstances as it deems relevant to the determination of director independence.

The Board has determined that the following directors have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and each is independent within the meaning of independence as set forth in the rules of the NYSE: Amal M. Johnson, Irving F. Lyons, III, George M. Marcus, Gary P. Martin, Issie N. Rabinovitch, Thomas E. Robinson, Byron A. Scordelis and Janice L. Sears.

In determining the independence of Mr. Marcus, the Board considered the matters that refer to Mr. Marcus set forth under “Certain Relationships and Related Person Transactions” below. The Board also considered the directors’ ownership of Essex equity securities and determined, in accordance with principles of the NYSE listing standards, that such ownership is not inconsistent with a determination of independence.

Director Tenure and Board Refreshment

Led by our Nominating Committee, our Board seeks to maintain a board that, taken as a whole, has the objectivity, diversity and mix of skills, reputation and experience to provide comprehensive and effective oversight of the Company’s strategic, operational and compliance risks, as well as the knowledge, ability and independence to deliver the high standard of governance expected by our stockholders. The Nominating Committee believes that ongoing board refreshment is important to maintain an appropriate mix of skills and provide fresh perspectives while leveraging the institutional knowledge and historical perspective of the Board’s longer-tenured members. In keeping with the Nominating Committee’s overall strategy for board member succession and the appointment of new Board members, since 2011 the Board has added five new independent Board members, with two Board members, Messrs. Martin and Rabinovitch, not standing for re-election at the Annual Meeting.

The Board is also mindful that director tenure can be relevant to the Board’s performance. In this regard, the Board consists of longer-serving directors with significant experience and institutional knowledge who bring critical skills to the boardroom. Such longer-serving directors have a deep understanding of the Company’s business and strategy, provide historical context in Board deliberations, and enhance Board dynamics and the Board’s relationship with management.

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In particular, the Board believes that Messrs. Marcus, Guericke and Schall, who have held various positions of senior leadership in the Company since its initial public offering in 1994, are a significant strength of the Board. Under their combined leadership, the Company has generated one of the highest total stockholder returns in the REIT industry over that period. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board believes that imposing limits on director tenure would unnecessarily deprive it of the valuable contributions of its most experienced members.

Director Evaluations

The Board conducts an annual review, with the assistance of a third-party law firm, consisting of a self-evaluation process to determine whether the Board and its committees are functioning effectively. Comments were provided from all directors with a complete assessment of the Board’s performance, focusing on identifying areas in which the Board or senior management believes a better contribution may be made. The purpose of the review is to increase the effectiveness of the Board, and the results are reviewed with the full Board and its committees.

Stockholder Nominees-Proxy Access

The Company’s stockholders possess the right to nominate candidates to the Board through proxy access provisions of the Bylaws. On February 21, 2017, the Board amended and restated the Bylaws to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the outstanding Common Stock continuously for at least the prior three years, to nominate for election to the Board, and include in the Company’s proxy materials for its annual meeting of stockholders, director nominees constituting up to the greater of two individuals or 20% of the Board (rounding down to the closest whole number), all subject to additional eligibility, procedural and disclosure requirements set forth in the Bylaws. The foregoing is a summary of Section 2.13 of the Bylaws and is qualified in its entirety by the text of that section. For additional information, see “Deadline for Receipt of Stockholder Proposals – Proxy Access Nominations.”

Stockholder Ability to Amend Bylaws

On February 20, 2018, the Board further amended the Bylaws to permit the stockholders of the Company to amend the Bylaws by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, pursuant to a binding proposal submitted by any stockholder or group of up to five stockholders holding at least one percent of the outstanding shares of Common Stock for at least one year, all subject to certain notice, procedural and disclosure requirements and other limitations set forth in the Bylaws. Before this amendment was adopted, the Bylaws provided that the Board had the exclusive right to amend the Bylaws, as permitted by Maryland law. In recent discussions with our stockholders, holders of a majority of the outstanding shares of Common Stock expressed support and positive feedback for adopting the foregoing changes as a meaningful improvement in stockholders’ rights.

Stockholder Engagement

The Company has proactive ongoing dialogue with its stockholders with respect to important corporate governance matters. We consider our relationship with our stockholders to be an important part of the Company’s success and we value the perspectives of our investors. During 2017, our management reached out to stockholders who collectively held over 65% of the Company’s outstanding capital stock for the purpose of discussing the Company’s practices and policies with respect to governance or Corporate Social Responsibility matters. These discussions addressed governance matters including, among others, board composition and refreshment, and the ability of stockholders to amend the bylaws. The feedback from stockholders was conveyed to and discussed with the Nominating Committee and the full Board. The goal of these discussions was to ensure that management and the Board understood and considered the issues that matter most to our stockholders and to enable the Company to address them effectively. In addition to conversations with our stockholders, the Company receives correspondence throughout the year from stockholders and stockholder advocacy groups and, if appropriate, responds and/or shares such correspondence with the Nominating Committee and the full Board where requested or otherwise appropriate.

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Access to Corporate Governance Policies

Stockholders may access the Company’s committee charters, the code of business conduct and ethics, stock ownership guidelines, policy on hedging and pledging Essex equity securities, and corporate governance guidelines at the Company’s website at http://www.essex.com. Copies of these documents will be provided to any stockholder upon written request to Mr. Daniel Rosenberg, Secretary, Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403.

Communication with Directors

The Company endeavors to ensure that the views of stockholders and other interested parties are heard by the Board or individual directors, as applicable. Our corporate governance guidelines (which may be accessed at http://www.essex.com) provide that the identity of the presiding independent director will be set forth in the annual meeting proxy statement, together with a method for interested parties to communicate directly with the presiding independent director or with the non-management directors as a group. Stockholders or any other interested parties wishing to formally communicate with the Board, non-management directors, or any individual directors may send communications directly to the presiding independent director of the Board: Irving F. Lyons, III, Presiding Independent Director, c/o Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2017, Messrs. Martin, Robinson and Scordelis served as members of our Compensation Committee. None of the members of our Compensation Committee is currently, or has been, an officer or employee of the Company. There were no insider participations or compensation committee interlocks among the members of our Compensation Committee during fiscal year 2017. Certain transactions and relationships between the Company and certain of its officers and directors are set forth below in the section titled “Certain Relationships and Related Person Transactions.”

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Director Stock Ownership Guidelines

The Company encourages its independent directors to own shares of the Company’s stock. In furtherance of this policy, the Company adopted guidelines setting a goal for each independent director to own a number of shares of the Company’s stock equal in value to five times such director’s annual cash retainer, in each case, as in effect as of, and based on the Company’s stock price as of, January 1, 2010, or such later date that a director joined the Board. Directors are expected to achieve this goal within four years of January 1, 2010 or, with respect to new directors, within four years of joining the Board. The Board or the Nominating Committee may waive this requirement or modify this guideline under certain circumstances. As of December 31, 2017, all independent directors were in compliance with the share ownership guidelines.

Executive Officer Ownership Guidelines

The Company encourages its executive officers to own shares of the Company’s stock. In furtherance of this policy, the Company adopted guidelines setting a goal for executive officers to own a number of shares of the Company’s stock equal in value to, with respect to the Chief Executive Officer, five times such individual’s annual base salary, and, with respect to the Company’s other executive officers, four times such individual’s annual base salary, in each case, as in effect as of, and based on the Company’s stock price as of, February 10, 2011, or such later date that an individual becomes an executive officer. Executive officers are expected to achieve this goal within five years of March 1, 2011 or, with respect to new executive officers, within five years of becoming an executive officer. The Board or the Nominating Committee may waive this requirement or modify this guideline under certain circumstances. As of December 31, 2017, all executive officers were in compliance with the share ownership guidelines.

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DIRECTOR COMPENSATION

In 2017, each non-employee director of Essex received the following compensation under the Company’s director compensation program:

•	An annual equity grant with a grant value equal to $60,000 for directors (other than the Chairman) and $170,000 for the Chairman of the Board, determined using either the Black-Scholes or Monte Carlo pricing methodology. Directors elect whether to receive such grant in the form of options or a stock award, or a combination of these types of awards, and must make this election at the time of the Company’s annual meeting, at which time such grant of options and/or stock awards will be made. Such annual grants of options and/or stock awards are fully vested on the grant date, but the shares subject to such awards are subject to a one-year transfer restriction.
•	An annual cash retainer, paid quarterly, in the amount of $36,000 per year.
•	A Board attendance fee of $1,200 per meeting attended.
•	A committee attendance fee of up to $1,000 per meeting, except as to regularly scheduled Audit Committee meetings, for which a $2,400 attendance fee is paid, and unanimous written consents, in lieu of committee meetings, for which a $500 participation fee is paid.
•	A committee chairman fee of $5,000 per year, except that the chairman of the Audit Committee receives $18,000 per year.

In December 2017, based on the information and analysis prepared by FPL, in its capacity as a compensation consultant to the Compensation Committee, which concluded that the overall compensation levels of the Board are well below the median compensation for the peer group, the Board approved the following changes under the Company’s director compensation program, effective from and following the 2018 Annual Meeting.

•	An increase in the annual equity grant from $60,000 to $90,000 for directors other than the Chairman, and from $170,000 to $200,000 for the Chairman of the Board.
•	An increase in the annual cash retainer from $36,000 to $55,000 per year.
•	An increase in the committee chairman fee for the chairman of the Nominating Committee and the chairman of the Compensation Committee from $5,000 to $10,000 per year.

Director Compensation Table. The table below summarizes the compensation the Company paid to directors for the year ended December 31, 2017. Mr. Schall, who served in 2017 as the Company’s Chief Executive Officer, is not included in the table below because he did not receive any additional compensation for services provided as a director in 2017. Mr. Guericke, who served as a part-time employee in 2017, received a salary, bonus and perquisites shown below under “All Other Compensation,” but he did not receive any additional compensation for services provided as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)	Grant Date FMV of Equity ($)
Keith R. Guericke	—	—	—	371,592(2)	371,592(2)	—
Irving F. Lyons, III	48,300	—	60,000	—	108,300	24.88
George M. Marcus	45,800	170,000	—	—	215,800	254.33
Gary P. Martin	52,500	60,000	—	—	112,500	254.33
Issie N. Rabinovitch	49,200	60,000	—	—	109,200	254.33
Thomas E. Robinson	55,800	—	60,000	—	115,800	24.88
Byron A. Scordelis	47,500	60,000	—	—	107,500	254.33
Janice L. Sears	71,400	—	60,000	—	131,400	24.88
(1)	The assumptions used to calculate the value of the stock awards and/or option awards are set forth in Note 12 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2017, filed with the SEC on February 22, 2018 (the “2017 Form 10-K”). As of December 31, 2017, each director had the following number of stock options (vested and unvested) then outstanding: Keith R. Guericke: 5,000 options; Irving F. Lyons: 13,140 options; George M. Marcus: 15,736 options; Gary P. Martin: 18,626 options; Issie N. Rabinovitch: 16,626 options; Thomas E. Robinson: 13,140 options; Byron A. Scordelis: 7,947 options; Janice L. Sears: 14,359 options, respectively.
(2)	This amount represents salary and bonus for Mr. Guericke’s role as a part time employee and includes insurance premiums of $4,924 paid by, or on behalf of, the Company.

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RISK ASSESSMENT IN COMPENSATION POLICIES AND PRACTICES

The Compensation Committee, with the assistance of Company management, regularly considers the Company’s compensation policies and practices to assess whether they encourage unnecessary or excessive risk taking. In 2017, the Compensation Committee considered, among other factors, the following risk-mitigating features of the Company’s compensation programs: (i) a balanced mix of short- and long-term compensation (including equity-based compensation); (ii) performance goals and objectives that avoid excessive weight on a single performance measure; (iii) minimum stock ownership guidelines, which ensure that executive officers have a meaningful direct ownership stake in the Company and align executive officers with long-term stockholder interests; and (iv) restrictions on engaging in hedging transactions in the Company’s securities.

Based on this assessment, the Company believes that its compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on the Company.

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EXECUTIVE OFFICERS

Biographical information concerning the executive officers of the Company is set forth below.

John F. Burkart, Senior Executive Vice President

Responsibilities at Essex:

•	Oversees the following major departments since May 2015: Asset Management, Operations, Operational Services (Marketing, Training, Procurement), Commercial Real Estate, Resource Management, Due Diligence, Information Technology, Business Intelligence, Research and Portfolio Management

Accomplishment Highlights:

•	Responsible for the integration and strategic implementation of the BRE Properties, Inc. and Essex merger
•	Created the business strategy and implemented organizational framework of Essex’s Asset Management Department
•	Created the Resource Management Department leading to Essex receiving a ‘Green Star’ from GRESB
•	Created the first multifamily REIT Private Equity Fund
•	Led and set the course for Essex to receive its corporate investment grade credit rating while working in the Capital Market’s department

Past Experience and Education:

•	Prior to joining Essex in 1996, Mr. Burkart was a real estate consultant for various companies, including Essex, during the period of Essex’s IPO
•	Vice President, Pacific States Management, responsible for the management of a portfolio including office, multi-family and security storage assets as well as oversight of the accounting department
•	Received Bachelor of Science degree in Finance from San Jose State University
•	Received Master of Business Administration degree in Real Estate from Golden Gate University

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John D. Eudy, Co-Chief Investment Officer and Executive Vice President, Development

Responsibilities at Essex:

•	Oversees development activities, from the point of acquisition through construction and stabilization and has served in role since May 2015
•	Serves as Co-Chief Investment Officer on all acquisition, development, asset investments, and asset dispositions

Accomplishment Highlights:

•	Joined Essex’s predecessor, Essex Property Corporation, in 1985 and initiated the development activities of the Company and has developed over 15,000 multifamily units
•	Under Mr. Eudy’s leadership, the Company has received national recognition and awards for Architectural Excellence, more than any multifamily developer in the country and is committed to “Green” Building practices
•	Started Essex’s entrance into preferred equity investing on development transactions with third party developers

Past Experience and Education:

•	Prior to joining Essex’s predecessor in 1985, Mr. Eudy was a Vice President in the Commercial Real Estate Investment Group of Crocker National Bank from 1980 to 1985 and Home Federal Savings from 1977 to 1980
•	Received Bachelor of Science degree in Finance from San Diego State University
•	Graduate of the University of Southern California’s Management Leadership School

Professional Activities:

•	Member, Urban Land Institute
•	Member, NAREIT
•	Board Member, California Apartment Association

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Angela L. Kleiman, Executive Vice President and Chief Financial Officer

Responsibilities at Essex:

•	Oversees Private Equity, Capital Markets, Accounting, Tax, Treasury, Financial Planning, Internal Audit and Investor Relations departments and has served in role since October 2015. Promoted to Senior Vice President in 2013

Accomplishment Highlights:

•	Responsible for overall transaction management for the merger with BRE Properties, Inc., which was successfully completed in April 2014
•	Grew Essex’s Private Equity platform from $750 million to $3 billion in gross assets as head of the Private Equity Group of Essex

Past Experience and Education:

•	Prior to joining Essex in 2009, Ms. Kleiman was a Senior Equity Analyst and Vice President of Investor Relations at Security Capital, she was responsible for over $2 billion of the firm’s REIT investments and all client communications. As a Vice President with J.P. Morgan Real Estate & Lodging Investment Banking Group, Ms. Kleiman advised senior management and boards in strategic business platforms and capital markets transactions. Ms. Kleiman began her career in real estate development management in 1991
•	Received Bachelor of Science degree from Northwestern University
•	Received Master of Business Administration from Kellogg School of Management of Northwestern University

Professional Activities:

•	Member, NAREIT
•	Member, National Multifamily Housing Council

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Craig K. Zimmerman, Co-Chief Investment Officer and Executive Vice President, Acquisitions

Responsibilities at Essex:

•	Oversees acquisition activities, and has served in role since May 2015. Promoted to Senior Vice President in 1996

Accomplishment Highlights:

•	Oversaw all acquisition activities for Essex and its Predecessor since 1984

Past Experience and Education:

•	Prior to joining Essex’s predecessor in 1984, Mr. Zimmerman was the Vice President of Acquisitions with Prometheus Development Company, a national real estate developer and a principal in Zimmerman Properties. From 1975 through 1978, Mr. Zimmerman worked as a real estate acquisitions specialist for American Equities Corporation
•	Received Bachelor of Arts degree in Rhetoric from University of California at Berkeley

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses the compensation policies and programs for our named executive officers, which consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, as determined under the SEC’s executive compensation disclosure rules, for 2017. The following table identifies our named executive officers and their positions in 2017.

Name	Age	Position
Michael J. Schall	60	Chief Executive Officer and President
Angela L. Kleiman	47	Chief Financial Officer and Executive Vice President
John F. Burkart	54	Senior Executive Vice President
Craig K. Zimmerman	67	Co-Chief Investment Officer and Executive Vice President
John D. Eudy	63	Co-Chief Investment Officer and Executive Vice President

Executive Summary

The primary objectives of the Company’s named executive officer compensation program are to (i) attract, motivate and retain experienced, effective executives, (ii) direct the performance of those executives with clearly defined goals and measures of achievement, and (iii) align the interests of management with the interests of the Company’s stockholders. With regard to absolute levels of executive compensation and the Company’s named executive officer compensation program, the Compensation Committee periodically reviews relevant information about competitive pay levels and structures but also considers a number of other factors, as described in further detail in this Compensation Discussion and Analysis.

Each year, the Board sets annual corporate goals that are generally designed to promote stockholder value creation over a multiple year period. These corporate goals are used as the basis for measuring management performance, a key consideration in granting both short-term cash bonuses and long-term equity-linked or equity-based incentive awards. These goals, which include measures of performance on both an absolute basis as well as relative to peers, are described in more detail in the discussion below. Goals for 2017 included:

•	specific company performance metrics such as per share growth in FFO;
•	yields from recent investment transactions relative to the pro-forma underwriting;
•	same-property Net Operating Income (“NOI”) growth;
•	achieving Board approved business plan; and
•	dispositions of select assets and other discretionary objectives.

2017 Performance

Operating and Core FFO growth: In 2017, the Company had same-property revenue growth of 3.7%. For the year, Core Funds from Operations (“Core FFO”) per diluted share grew 7.9%.

Investments. Acquired ownership interests in five apartment communities located in urban and suburban neighborhoods in proximity to public transit systems, for $567 million. Made preferred equity investments in eight joint-ventures, for $154 million and originated one mezzanine loan, for $13 million. In development, we completed the lease-up of three communities comprising 882 units.

Redevelopment. Expanded our redevelopment and resource management platforms. Through these programs, we seek to improve the quality of our communities based on consumer needs and expectations, while earning an attractive return on investment. Furthermore, our resource management efforts implement sustainable practices to conserve water and reduce energy consumption at our existing communities, decreasing our impact on the environment.

Portfolio Management. Opportunistically sold $376 million of apartment communities at attractive pricing.

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Balance Sheet Management. Achieved a Debt, net of deferred financing costs, premiums and discounts, to Total Market Capitalization (defined as total debt, net of deferred financing costs, premiums and discounts plus total equity capitalization) ratio of 25.6% at year-end and net debt to adjusted EBITDA ratio of 5.6x.

Dividend Growth. In February 2017, we announced a dividend increase of 9.4%, representing 23 years of consecutive dividend growth, continuing a long history of strong dividend growth during our 20+ year life as a public company.

For a discussion of the calculation of Core FFO and NOI, see “Item 6. Selected Financial Data” and “Item 7. Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” respectively, in our 2017 Form 10-K.

Pay for Performance

The Compensation Committee views pay for performance as an important component of the Company’s named executive officer compensation philosophy. The Compensation Committee considered the Company’s performance in 2017 in determining levels of named executive officer compensation, including short- and long-term incentive compensation. The compensation of the Company’s named executive officers also reflects performance against individual and (where appropriate) business unit goals, as described in further detail in the discussion below.

Compensation Policies and Practices—Good Governance

Consistent with our commitment to strong corporate governance and responsiveness to our stockholders, in 2017 the Board maintained the following compensation policies and practices to drive performance and serve our stockholders’ long-term interests:

•	The structure of our named executive officer compensation program includes a balanced mix of cash and equity compensation with a strong emphasis on performance-based incentive awards promoting responsible growth and risk management.
•	The competitiveness of our named executive officer compensation program is assessed by comparison to the median of a group of peer companies that are comparable to us.
•	Our Compensation Committee is comprised solely of independent directors and annually engages an independent compensation consultant to advise on matters related to our named executive officer compensation program.
•	We do not provide for “single-trigger” severance payments upon a change in control.
•	We have not entered into individual employment agreements with our named executive officers, and we do not provide our named executive officers with tax gross-ups.
•	We maintain meaningful stock ownership guidelines for our named executive officers and non-employee directors that promote a long-term stockholder perspective.
•	Our Compensation Committee annually considers and assesses the potential risks of our compensation policies and practices for all employees.
•	Our named executive officers receive limited perquisites and other personal benefits that are not otherwise generally available to all of our employees.
•	We maintain programs that limit the ability of our named executive officers and non-employee directors to pledge or hedge our securities.

We currently submit an advisory vote to approve our named executive officer compensation to our stockholders on an annual basis. At our 2017 annual meeting, holders of approximately 97.7% of the votes cast voted “for” the advisory proposal. Over the past three years, on average, holders of approximately 97.4% of the votes cast voted “for” this advisory proposal. We believe the continued support for our compensation program in 2017 and in past years reflects the strong alignment between our named executive officer compensation and performance.

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The Compensation Committee considered the results of the stockholder vote in continuing to apply the same principles in determining the amounts and types of executive compensation and did not implement substantial changes as a result of the stockholder advisory vote.

Overview of Named Executive Officer Compensation Program

Key Named Executive Officer Compensation Program Objectives

The objectives of our compensation program for named executive officers are to:

•	Attract, retain, and motivate executive officers through the overall design and mix of cash, equity, and short- and long-term compensation elements;
•	Reward individual performance by tying significant portions of short-term compensation in the form of salary and annual bonus opportunity to achievement of individual performance; and
•	Align the interests of executive officers with the interests of the Company’s stockholders by tying significant portions of short- and long-term compensation, in the form of annual bonus and long-term equity based awards, to increasing distributable cash flow to stockholders, and increasing the value of Common Stock based on the acquisition, development, redevelopment and onsite property management of apartment communities.

How Executive Compensation Decisions are Made

Role and Procedures of the Compensation Committee. The Compensation Committee, composed of independent, non-employee directors, determines and approves the compensation arrangements for the named executive officers. The Committee has the authority to select, retain and terminate special counsel and other experts (including compensation consultants) as the Committee deems appropriate.

In fiscal year 2017, the Compensation Committee retained FPL as its compensation consultant. FPL has not provided any services to Essex other than to the Compensation Committee with respect to executive and Board compensation matters, reports directly to the Compensation Committee and not to management, and is independent from Essex. The Compensation Committee has assessed the independence of FPL pursuant to, and taking into account factors listed in, applicable SEC and stock exchange rules and concluded that the work of FPL has not raised any conflict of interest.

While the Compensation Committee determines the Company’s overall compensation philosophy and sets the compensation for the Company’s CEO and other executive officers, it looks to the CEO to make recommendations with respect to both overall compensation policies and specific compensation decisions. For the upcoming fiscal year, the Company’s CEO recommends to the Compensation Committee the levels of base salary, targeted annual bonus and long-term equity for the named executive officers other than himself, within the elements of compensation otherwise established by the Compensation Committee. The sum of such base salaries and targeted bonuses and long term equity compensation, if any, is included in the Essex annual business plan. Also, at that time, the Compensation Committee reviews and approves goals for the upcoming year for specific executive officers. Such goals may include company-wide, business unit and individual goals.

At the end of a fiscal year, the Compensation Committee reviews actual performance against goals and, in consultation with the CEO and as discussed further below, sets the actual bonuses to be paid to the executive officers. The CEO also provides the Compensation Committee with his perspective on the performance of the Company’s executive officers as well as a self-assessment of his own performance. The Compensation Committee establishes the compensation package for the CEO. The Company’s Chief Financial Officer also attends the Compensation Committee’s meetings to provide perspective on the competitive landscape and the needs of the business and to discuss potential new elements for the executive officer’s compensation packages.

Peer Group. In fiscal year 2017, the Compensation Committee retained FPL to select a peer group of REITs and complete a review of the executive compensation levels and practices relative to performance

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and to the peer group. The following 14 REITs (all are equity REITs, five are headquartered or have a significant presence in California, five are reasonably similar to Essex in revenue and market capitalization and six invest primarily in apartments) are considered in an annual peer comparison prepared by FPL based on publicly filed proxy materials.

Company
Apartment Investment and Management Company (AIV)
AvalonBay Communities, Inc. (AVB)
Boston Properties, Inc. (BXP)
Camden Property Trust (CPT)
Digital Realty Trust, Inc. (DLR)
Douglas Emmett, Inc. (DEI)
Equity Residential (EQR)
Extra Space Storage Inc. (EXR)
HCP, Inc. (HCP)
Macerich Company (MAC)
Mid-America Apartment Communities, Inc. (MAA)
Public Storage (PSA)
Regency Centers Corporation (REG)
UDR, Inc. (UDR)

	Revenue(2)	Total Assets(3)
	($ in millions)
25th percentile	995	7,873
50th percentile	1,317	10,940
75th percentile	2,383	17,333
ESSEX	1,364	12,496
Percentile rank	51%	63%
(1)	Total Capitalization is estimated by summing the subject company’s equity market capitalization, preferred stock, and debt as of December 31, 2017 and is provided by S&P Global Market Intelligence.
(2)	Revenue reflects the total revenue for the most recent fiscal year end.
(3)	Total Assets reflect the book value as reported by each company as of the end of the most recent fiscal year end.

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In fiscal year 2017, the Compensation Committee considered the peer group information in determining overall compensation levels in light of the Compensation Committee’s view of appropriate, market-based compensation levels and pay-for-performance. The FPL report concluded that the overall compensation levels of the named executive officers, and in particular, the CEO, are well below the median compensation for the peer group, resulting in an increase in 2017 compensation for the named executive officers. However, the Compensation Committee did not use any specific or numeric percentile or other benchmark within the peer group companies for this purpose.

Key Elements of Named Executive Officer Compensation. The key elements of Essex’s current compensation program for the named executive officers are summarized in the table below:

Compensation element	Why this element is included	How the amount of the element is determined	How the element fits in the overall program
Base Salary	Fixed base pay necessary to attract and retain executives and compensate performance of core job duties.	Base salary and any changes in salary are based on views of individual retention or performance factors and market data at peer companies (but without specific benchmarking).	Short-term cash compensation that is fixed and paid during the year, addresses employee cash-flow needs and retention objectives.
Annual Cash Bonus	Variable cash compensation that motivates executives and ties a significant compensation opportunity to achieving individual and corporate performance goals.	Annual bonus is based on both discretionary and non-discretionary performance criteria.
Short-term cash compensation that is contingent on achievement of Company and individual goals, as determined by the Compensation Committee, is intended to link compensation to short-term stockholder interests.

Long-Term Equity Incentive	Equity compensation (in the form of restricted stock units (“RSUs”) and options) fosters long-term retention of management and aligns executive officer and stockholder interests.
Long-term equity incentive awards are determined primarily based on how the award’s grant date value relates to the executive officer’s total cash compensation and how the vesting and other aspects of the award might incentivize performance.

Long-term compensation that is tied to the value of Common Stock and is primarily contingent on meeting performance goals and continued employment, which is intended to link compensation to long-term stockholder value accretion and reinforces retention.

Equity compensation complements cash compensation and provides performance incentives.

RSUs may be subject to both performance-based and service-based vesting or performance-based vesting only.

Options may be subject to service-based vesting.

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Compensation element	Why this element is included	How the amount of the element is determined	How the element fits in the overall program
Deferred compensation plan	Supplemental element to assist in retaining executives.	Executive officers may defer up to 100% of their base salary and bonus.	A tax planning benefit for executives.
Severance plan	For hiring and retaining executives by providing continued economic benefit if a change of control and related termination occurs.
In the event of a change of control and related involuntary termination within the period commencing 2 months preceding a change of control and ending 24 months after the change of control, executives receive two times their current annual salary and three-year average annual bonus, vesting acceleration of equity awards, continued insurance benefits and out-placement services.
Facilitates recruitment and retention of named executive officers by providing income security in the event of involuntary job loss in connection with a change in control.
Perquisites	Customary element of executive compensation.	Generally based on perquisites being offered by peer companies.	Addresses recruitment and retention objectives.

Description of Individual Elements of Named Executive Officer Compensation

Base Salaries. None of the Company’s executive officers has an employment agreement. Base salaries are viewed as a customary element necessary to hire and retain named executive officers. Base salary and any changes in base salary are based on views of individual retention and/or performance factors and market data at peer companies, without benchmarking. For 2017, the Compensation Committee established base salaries in light of these considerations as well as subjective assessments of individual performance, scope of responsibilities, expertise and experience, and the Company’s financial performance and condition.

In 2017, base salaries were increased in order to, among other reasons, more closely align named executive officer base salaries with those at peer companies for purposes of attracting and retaining talent.

Executive	Salary 2016 ($)	Salary 2017 ($)	Percentage Change
Michael J. Schall, CEO and President	650,000	700,000	7.70%
Angela L. Kleiman, CFO and EVP	375,000	450,000	20.00%
Craig K. Zimmerman, Co-Chief Investment Officer (“Co-CIO”) and Executive Vice President (“EVP”)	400,000	460,000	15.00%
John D. Eudy, Co-CIO and EVP	400,000	460,000	15.00%
John F. Burkart, Senior Executive Vice President (“SEVP”)	400,000	460,000	15.00%

Annual Bonuses. Each named executive officer is eligible to earn an annual cash bonus based on the achievement of the operating performance budget approved by our Board and the meeting of performance goals during the year. The performance goals used for determining an officer’s annual bonus include individual performance, business unit and corporate performance as determined by the Compensation Committee and by the CEO in his recommendations to the Compensation Committee.

Each year, a target bonus amount is established for each named executive officer, and the sum of all target bonuses are included in the Company’s annual business plan, which is reviewed by the Board. To the extent that the Company does not meet its annual business plan targets and its results are less than the plan

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targets, the annual target bonus amounts can be reduced to zero. In years that the Company exceeds its financial targets, the Compensation Committee has awarded the named executive officers annual bonuses that are as much as twice the individual’s target bonus amount.

The Targeted Non-Discretionary Incentive Bonus is tied to achieving corporate performance goals. Each named executive officer is paid based on meeting objective corporate performance goals with a maximum opportunity of 200% of the targeted non-discretionary bonus if specific performance levels exceeded the objective corporate performance goals at levels consistent with the high end of Essex’s 2017 guidance.

Essex’s primary corporate performance measures are Core FFO per share and the growth in same-property NOI relative to its peers that have portfolios in the same markets. The Board reviews the operating plans that include annual Core FFO per share targets and expected NOI results. The Compensation Committee monitors management’s achievement of the targets and where it ranks compared to the top quartile of the multifamily REITs with respect to Core FFO per share growth. The target levels for the increase in Core FFO per share from year to year are dependent on a number of factors, including expectations surrounding internal and external growth opportunities, general economic conditions, real estate fundamentals and other specific circumstances facing the Company in the coming year. The Compensation Committee also establishes Core FFO goals that are consistent with the operating plan. For 2017, specific goals for corporate performance and achievements were as follows:

(1)	Goal: Target Same-property NOI growth of 3.7% at the midpoint, range 2.8% to 4.6% → Achieved: Same-property NOI growth of 4.2%, towards the high end of the range;

2017 Same-Property NOI Growth Goal Range

4.6%
4.2%
4.6%
4.4%
4.2%
4.0%
3.8%
3.6%
3.4%
3.2%
3.0%
2.8%
Midpoint
Range
Achieved

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(2)	Goal: Target Core FFO per diluted share of $11.76 at the midpoint, range $11.56 to $11.96 → Achieved: Core FFO per diluted share of $11.91, towards the high end of the range;

2017 Core FFO per Share Goal Range
$11.96
$11.91
$11.96
$11.92
$11.88
$11.84
$11.80
$11.76
$11.72
$11.68
$11.64
$11.60
$11.56
Midpoint
Range
Achieved

(3)	Goal: Acquire and develop new investment opportunities consistent with the 2017 operating plan → Achieved.
(4)	Goal: Achieve the underwritten yields from 2015 and 2016 acquisitions and developments → Achieved.

For a discussion of the calculation of Core FFO and NOI, see “Item 6. Selected Financial Data” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”, respectively, in our 2017 Form 10-K.

A portion of each named executive officer’s bonus for 2017 also related to achievement of both objective and subjective individual factors, including the evaluation of the officer’s handling of his day-to-day responsibilities, and individual performance goals and, in some cases, business unit goals. For 2017, the primary individual-based bonus criteria were as follows:

•	Mr. Schall’s goals included achieving Essex’s financial and operating objectives, including ranking in the top quartile of multifamily REITs with respect to Core FFO results, ensuring strategic objectives as to property locations, accretion, etc. are satisfied in connection with acquisition and development goals, implementing disposition strategy to achieve annual business plan, and implementing career development programs in concert with HR and Operations Departments.
•	Ms. Kleiman’s goals included achieving Essex’s financial and operating objectives, including ranking in the top quartile of multifamily REITs with respect to Core FFO results, succession planning of direct reports, and ensuring timely and accurate financial reporting, and books and records.
•	Mr. Eudy’s goals included delivering ongoing development projects on time and on budget, and initiation of two new development projects.
•	Mr. Zimmerman’s goals included originating $500-$700 million of acquisitions and $100 million of preferred equity investments in supply constrained west coast markets with high return potential.
•	Mr. Burkart’s goals included achieving operations budget and business plan, maximizing portfolio returns via asset management including redevelopment and dispositions, executing the IT strategic plan, and implementing career development plans for Operations and Asset Management departments.

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Payments for bonuses compared to targets in 2017 were as follows:

Executive	Total Actual Incentive Bonus ($)	Targeted Incentive Bonuses ($)	Maximum Aggregate Bonuses ($)
Michael J. Schall, CEO and President	1,224,000	900,000	1,350,000
Angela L. Kleiman, CFO and EVP	766,000	550,000	850,000
Craig K. Zimmerman, Co-CIO and EVP	776,000	560,000	860,000
John D. Eudy, Co-CIO and EVP	776,000	560,000	860,000
John F. Burkart, SEVP	776,000	560,000	860,000

Long-Term Equity Incentives. In fiscal year 2017, the Company’s equity compensation package consisted of three key components: stock options, restricted stock units (“RSUs”) subject to both service-based vesting and performance-based vesting, and RSUs subject to only performance-based vesting, in each case, granted under the Company’s stockholder-approved 2013 Stock Award and Incentive Compensation Plan (the “Incentive Award Plan”).

The Company utilizes a combination of these components to accomplish the following objectives:

•	Optimize alignment of executive performance with long-term shareholder interests;
•	Minimize the cost of equity awards to the Company;
•	Provide competitive compensation package to attract and retain talent

Stock Options

Stock options have value only to the extent that there is appreciation in the Company’s stock and, as such, are inherently performance-based compensation. Stock options granted to our named executive officers in fiscal year 2017 vest over a three year horizon, at the rate of one-third each year on the anniversaries of the date of grant, subject to continued employment through the applicable vesting date.

Stock options receive a high perception of value and are a significant factor in long-term retention of senior executives. Therefore, we believe options are the most effective compensation component in terms of value perception versus accounting cost.

However, the Company limited the maximum realizable value of such stock options at the time of exercise to $100 per share. This limit was intended to discourage excessive risk-taking while reducing the accounting cost of the award to the Company.

Restricted Stock Units

RSUs granted to our named executive officers in fiscal year 2017 are subject to performance-based vesting or, with respect to certain RSUs, both performance- and time-based vesting. RSUs are settled in shares of our Common Stock.

2017 RSUs granted to our named executive officers consisted of the following three types of awards:

(1)	“Performance RSUs,” which are subject to performance vesting based on the Company’s total stockholder return relative to that of the companies in the NAREIT Apartment REIT Index during a three-year performance period (the “TSR Goal”). Performance RSUs are fully time-vested at grant;
(2)	“Performance and Service RSUs,” which are subject to performance vesting based on achievement of the three-year TSR Goal and that are subject to time-based vesting based on continued service through the third anniversary of grant; and
(3)	“DIP RSUs,” which are subject to performance vesting based on both (i) the three-year TSR Goal and (ii) the gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year in which the RSUs are granted. DIP RSUs are also subject to a one-year service-based vesting condition.

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Performance against the TSR Goal is determined by the Compensation Committee, using the following matrix:

Percentile Rank	Percentage of RSUs Earned
Below 20th percentile	30%
20th percentile to 60th percentile	70%
60th percentile or greater	100%

In the event that the percentile rank of the Company’s total stockholder return is between the 20th and 60th percentile, the percentage of RSUs that is earned will be based on linear interpolation between the amounts set forth above. In the event that the percentile rank of the Company’s total stockholder return upon completion of the performance period is below the 20th percentile, thirty percent of the RSUs will be earned.

In addition to the three-year TSR Goal, DIP RSUs vest based on the gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year of grant (the “DIP Performance Metric”). Once the number of DIP RSUs that is deemed to satisfy this performance condition is determined, such DIP RSUs are then subject to performance vesting based on achievement of the three-year TSR Goal. In addition to the performance-based vesting conditions applicable to the DIP RSUs, the DIP RSUs are generally subject to continued service through December 31 of the year following the year of grant (with accelerated vesting in the event of certain qualifying terminations of employment in connection with a change of control of Essex, as described below under “Severance and Other Benefits Upon Termination of Employment or Change of Control”).

Shift in Timing of Grant of Long-Term Equity Incentives. The decision of the Compensation Committee to grant DIP RSUs in fiscal year 2017 represented a shift in the timing of our grants of long-term equity incentive awards. Historically, the Company has determined the aggregate number of RSUs granted to our named executive officers in December of an applicable fiscal year based on our evaluation of the Company’s performance in respect of such fiscal year, including performance relative to the DIP Performance Metric. As the Compensation Committee continues to seek to structure our named executive officer compensation program to reflect a strong emphasis on performance-based incentive compensation to promote responsible growth and risk management, the Compensation Committee determined to change the timing of RSU grants. In doing so, grants that would otherwise have been Performance RSUs in an applicable fiscal year will instead be granted as DIP RSUs in the prior fiscal year. This change means that our named executive officers received three separate grants of RSUs during fiscal year 2017, rather than two and, as a result of this shift in timing of our grants of RSUs, stock-based compensation for fiscal year 2017 appears higher for our named executive officers than in prior fiscal years. In future fiscal years, we expect to grant two awards to our named executive officers, Performance and Service RSUs, and DIP RSUs, and we do not expect to make any further grants of Performance RSUs.

In fiscal year 2017, the Compensation Committee granted awards in respect of the following number of stock options and RSUs (shown assuming maximum performance at the 60th percentile or higher), to the Company’s named executive officers.

Name	Grant Date	Number of Options Granted (#)	Number of Performance RSUs Granted (#)	Number of Performance and Service RSUs Granted (#)	Number of DIP RSUs Granted (#)	Total Number of RSUs Granted (#)
Michael J. Schall	12/7/2017	31,362	3,931	3,475	3,931	11,337
Angela L. Kleiman	12/7/2017	17,249	2,279	1,794	2,279	6,352
Craig K. Zimmerman	12/7/2017	17,249	2,677	1,396	2,677	6,750
John D. Eudy	12/7/2017	17,249	2,677	1,396	2,677	6,750
John F. Burkart	12/7/2017	20,385	2,677	2,136	2,677	7,490

Nonqualified Deferred Compensation. Named executive officers are currently permitted to make elections to defer up to 100% of their base salaries and bonuses under the Company’s Deferred Compensation Plan. The Company believes that providing the named executive officers and other eligible employees with nonqualified deferred compensation opportunities is a cost-effective supplemental benefit

Essex Property Trust, Inc.	2018 Proxy Statement	37

that enables named executive officers to defer income tax on deferred salary and bonus payments, even though the Company also defers the related tax deduction. The Company makes no matching or other employer contributions to the plan. Additional information concerning this deferred compensation plan is set forth in the Nonqualified Deferred Compensation table and related text below.

Retirement Benefits. Named executive officers are eligible to participate in the Essex tax-qualified 401(k) plan. The Company does not maintain any defined benefit, pension, or supplemental or “excess” retirement plans for the named executive officers.

Severance and Other Benefits Upon Termination of Employment or Change of Control. Under the Essex Property Trust, Inc. Executive Severance Plan, which was amended and restated March 12, 2013 (the “Severance Plan”), each of the Company’s named executive officers would be entitled to the following benefits under the Severance Plan if, within the period commencing two months prior to a change of control of Essex (as defined in the section titled “Potential Payments upon Termination or Change of Control”) and ending 24 months after a change of control of Essex, the employment of such named executive officer is terminated in connection with the change of control and without “cause” (excluding any termination of employment due to the named executive officer’s death or disability), or if the named executive officer resigns from employment for “good reason”:

•	a lump-sum cash amount equal to the sum of (a) two times such named executive officer’s then-current annual base salary and (b) two times such named executive officer’s average annual bonus for the three years preceding the change of control;
•	continuation of health, dental and life insurance for up to 24 months following the date of termination, paid by the Company;
•	accelerated vesting, or, with respect to Series Z-1 Incentive Units, achievement of a 100% “Series Z-1 conversion ratchet percentage” (as defined in the Severance Plan) or its equivalent, with respect to all outstanding, unvested equity-based compensation awards that are assumed or substituted in connection with a change of control and any equity-based awards that were granted in connection with or following the change of control;
•	outplacement services of up to $20,000 in the aggregate; and
•	reasonable legal and mediation fees and expenses incurred by the named executive officer in obtaining or enforcing any right or benefit provided by the Severance Plan.

In addition, pursuant to the terms of the Severance Plan, any equity-based awards held by the named executive officers that are outstanding immediately prior to a change of control of Essex but that are not assumed in connection with such change of control will vest in full or, with respect to Series Z-1 Incentive Units, will achieve a 100% Series Z-1 conversion ratchet percentage, in each case, effective immediately prior to such change of control. Since, pursuant to the terms of the Company’s Incentive Award Plan and the applicable award agreements, any LTIP Units and RSUs that are held by the named executive officers and that are subject to performance-based vesting will be earned based on actual performance through a change of control of the Company, any performance-based LTIP Units and RSUs that have been so earned, and any other equity-based incentive awards outstanding immediately prior to a change of control of Essex, will vest in full or, with respect to Series Z-1 Incentive Units, will achieve a 100% Series Z-1 conversion ratchet percentage, in each case, unless assumed in connection with the change of control.

The Compensation Committee believes that these provisions in the Severance Plan and the terms of the equity-based awards described above provide a reasonable level of continued economic benefit to the named executive officers if a change of control and/or related termination event were to occur, are a reasonable balance to the at will nature (and lack of fixed terms) of employment for the officers, and provide a reasonable level of incentive for the covered individuals to remain with the Company prior to any proposal or contemplation of, and during any negotiations for, a change of control. The Compensation Committee also believes that the two years’ cash severance payment, the accelerated vesting of equity awards and other reasonable severance benefits, together with the absence of a tax “gross up” provision, are in line with or provides lesser benefits than the scope of change of control benefits offered by many companies the

Essex Property Trust, Inc.	2018 Proxy Statement	38

Compensation Committee considers to be comparable. Generally, the existence of the Severance Plan, and the potential benefits to executive officers under it, does not affect the annual determination of an executive officer’s base salary, cash bonus or long-term incentive award grants.

Life Insurance and Perquisites. Named executive officers receive automobile allowances or leased automobiles, automobile insurance, annual DMV renewals, health and dental insurance and payment of life insurance premiums. The Compensation Committee believes that the perquisites are comparable to, or less than, those provided by comparable companies.

Tax and Accounting Considerations.

Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction for annual compensation paid to specified executive officers in excess of $1 million. Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), the deduction limit included an exception for “qualified performance-based compensation.” However, the Tax Act amended certain aspects of Section 162(m) of the Code, including eliminating the exception for “qualified performance-based compensation,” and expanding the scope of employees to whom the deduction limit applies. The Tax Act provides for a grandfathering provision, pursuant to which remuneration that was intended to be “qualified performance-based compensation,” and that was provided pursuant to a written binding contract in effect on November 2, 2017 which has not been modified in any material respect on or after that date, will continue to be eligible for the “qualified performance-based compensation” exception.

We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes. As a result, we do not expect that the payment of compensation that is subject to the prohibition of Section 162(m) of the Code on deduction of annual compensation over $1 million will have a material adverse federal income tax consequence to us, provided we continue to distribute at least 90% of our taxable income each year. Consequently, the Compensation Committee reserves the right to design programs that incorporate a full range of both performance and service-based criteria important to the Company’s success, even where compensation payable under such programs may not be deductible.

ASC Topic 718. Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock-based compensation are accounted for under ASC Topic 718. The Compensation Committee regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity-based compensation awards with our overall executive compensation philosophy and objectives.

Stock Ownership Guidelines. The Company has stock ownership guidelines that require executives to acquire and hold a certain amount of Company shares, as described in more detail above under the heading “Board and Corporate Governance Matters—Executive Officer Ownership Guidelines.” All named executive officers were in compliance with the guidelines as of December 31, 2017.

The table below sets forth the minimum amount of stock, including indirectly held shares, vested and unvested full-value equity awards (LTIP Units and RSUs), and vested stock options, assuming net settlement, that each named executive officers is required to hold pursuant to the Executive Stock Ownership guidelines. Executive officers are expected to achieve this goal within five years of its effective date or, with respect to new executive officers, within five years of attaining their position.

Executive	Stock Ownership Target as a Multiple of Salary (#)	Stock Ownership Target ($)	In Compliance(1)
Michael J. Schall, CEO and President	5x	1,750,000	Yes
Angela L. Kleiman, CFO and EVP	4x	1,300,000	Yes
Craig K. Zimmerman, Co-CIO and EVP	4x	1,200,000	Yes
John D. Eudy, Co-CIO and EVP	4x	1,200,000	Yes
John F. Burkart, SEVP	4x	1,000,000	Yes
(1)	Executive stock ownership includes all Z-1 incentive units, LTIP Units and RSUs.

Essex Property Trust, Inc.	2018 Proxy Statement	39

Policy on Hedging and Pledging Essex Equity Securities

Directors and executive officers are not permitted to own financial instruments or participate in investment strategies that represent a direct hedge of the economic risk of owning our Common Stock or voting preferred stock, equity interests issued by our operating partnership, or securities that give the holder any rights to acquire any such stock or equity interests (collectively, “Essex equity securities”).

Directors and executive officers are not permitted to pledge or otherwise use any Essex equity securities as collateral to secure any loan (collectively, a “pledge”) unless: (1) that transaction is first approved by the Board (not counting the vote of any director with a personal interest in the transaction) based on the committee’s determination that the pledge is not significant from a corporate governance standpoint, or (2) that transaction involves a pledge of Essex equity securities that results in such individual having pledged (counting pledged securities that are not Common Stock on an as exercised or converted basis, as the case may be) an amount of Essex equity securities not exceeding the greater of (x) 0.002 times the number of the issued and outstanding shares of Common Stock, or (y) 20% of such individual’s ownership of Essex equity securities.

However, notwithstanding the provisions of the prior paragraph, as to any individual who has pledged Essex equity securities prior to the effective date of the policy, the individual is required within seven years after the effective date to reduce the pledged securities to an amount that would not require Board approval described above, or obtain Board approval of the pledge.

As more fully set forth in the policy, directors and executive officers are not permitted to pledge any equity compensation awards prior to the awards’ respective exercise, delivery or conversion into equity securities free of restriction under the applicable equity compensation plan.

Compensation Recovery Policy. The Board will, to the extent permitted by applicable law, have the authority to make retroactive adjustments to any bonus or other incentive-based or equity-based compensation paid to an executive officer of the Company, where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, where such restatement was due to the material non-compliance by the Company, as a result of misconduct, with any financial reporting requirement. Where applicable, an officer will be required to reimburse the Company for any bonus or other incentive-based or equity-based compensation received during the 12-month period following the filing with the SEC of the financial statement that was later restated.

Essex Property Trust, Inc.	2018 Proxy Statement	40

Compensation Committee Report

This report is not deemed to be soliciting material, filed with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Essex specifically incorporates it by reference into a document filed with the SEC. The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.

Members of the Compensation Committee

Gary P. Martin, Chairman
Thomas E. Robinson
Byron A. Scordelis

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table summarizes compensation information for our named executive officers for our year ended December 31, 2017, which we refer to as “2017”, our year ended December 31, 2016, which we refer to as “2016”, and our year ended December 31, 2015, which we refer to as “2015”.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	Option Award ($)(2)	All Other Compensation ($)(3)	Total
Michael J. Schall	2017	700,000	1,224,000	1,990,210	700,000	28,138	4,642,348
Chief Executive Officer and President	2016	650,000	1,050,000	1,142,624	1,167,809	20,911	4,031,344
	2015	550,000	1,350,000	1,610,219	—	11,945	3,522,164

Angela L. Kleiman	2017	450,000	766,000	1,115,094	384,998	28,020	2,744,112
Executive Vice President and Chief Financial Officer	2016	375,000	540,000	389,524	398,111	26,528	1,729,163
	2015	268,750	710,000	710,466	—	12,227	1,701,443

John D. Eudy	2017	460,000	776,000	1,184,963	384,998	27,628	2,833,589
Co-Chief Investment Officer and Executive Vice President, Development	2016	400,000	580,000	498,567	445,886	27,188	1,951,641
	2015	350,000	1,100,000	852,469	—	14,962	2,317,431

Craig K. Zimmerman	2017	460,000	776,000	1,184,963	384,998	22,065	2,828,026
Co-Chief Investment Officer and Executive Vice President, Acquisitions	2016	400,000	580,000	498,567	445,886	22,825	1,947,278
	2015	350,000	1,100,000	852,469	—	13,103	2,315,572

John F. Burkart	2017	460,000	776,000	1,314,870	454,993	33,778	3,039,641
Senior Executive Vice President	2016	400,000	580,000	498,567	445,886	27,815	1,952,268
	2015	350,000	1,150,000	852,469	—	12,520	2,364,989
(1)	Represents cash incentive awards under the Company’s annual bonus program. For 2015, these dollar amounts include the amounts paid pursuant to the Retention Bonus Program.
(2)	These dollar amounts reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for the awards granted for the year indicated. With respect to awards, the vesting of which is subject to performance conditions, the grant date fair value of these awards is based on the probable outcome of the performance conditions, which is also the maximum value assuming the highest level of performance, calculated in accordance with ASC Topic 718. Assumptions used in determining the grant date fair value of the awards can be found in Note 12 of the Notes to Consolidated Financial Statements in the Company’s 2017 Form 10-K. These dollar amounts do not represent payments actually received by the named executive officers. In fiscal year 2017, the Compensation Committee shifted the timing of its grants of long-term equity incentive awards such that our named executive officers received three separate grants of RSUs, rather than two and, as a result of this shift in timing, stock-based compensation for fiscal year 2017 appears higher for our named executive officers than in prior fiscal years. In future fiscal years,

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we expect to grant Three-Year RSUs and DIP RSUs, see “Compensation Discussion and Analysis - Description of Individual Elements of Named Executive Officer Compensation - Long-Term Equity Incentives; Shift in Timing of Grant of Long-Term Equity Incentives” for a further discussion of the timing of our RSU grants.

(3)	These amounts include the named executive officers’ respective perquisites limited to Company provided leased automobiles or automobile allowances, and payments of life insurance premiums, for Mr. Schall, Ms. Kleiman, Mr. Eudy, Mr. Zimmerman, and Mr. Burkart, respectively.

Grants of Plan-Based Awards for 2017

The following table shows all plan-based awards which Essex granted to the named executive officers during 2017.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target ($)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Maximum ($)	Estimated Future Payouts Under Equity Incentive Plan Awards Maximum (#)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(4)
Michael J. Schall	12/7/2017	900,000	1,350,000	3,475	7,862	31,362	240.61	2,690,210
Angela L. Kleiman	12/7/2017	550,000	850,000	1,794	4,558	17,249	240.61	1,500,091
Craig K. Zimmerman	12/7/2017	560,000	860,000	1,396	5,354	17,249	240.61	1,569,960
John D. Eudy	12/7/2017	560,000	860,000	1,396	5,354	17,249	240.61	1,569,960
John F. Burkart	12/7/2017	560,000	860,000	2,136	5,354	20,385	240.61	1,769,863
(1)	Represents Performance and Service RSUs that are earned based on Essex’s relative total stockholder return over a three-year performance period and vest based on continued employment and DIP RSUs that become eligible to be earned based on a percentage of gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year in which such DIP RSUs are granted and are earned based on Essex’s relative total stockholder return over a three-year performance period and vest based on continued employment over a one-year period.
(2)	Represents Performance RSUs that are earned based on Essex’s relative total stockholder return over a three-year performance period.
(3)	Represents options that are subject to service-based vesting, and vest as to one-third of the shares subject to the options on each of the first three anniversaries of the date of grant, generally subject to continued employment through the applicable vesting date. The options are also subject to a cap on appreciation of $100 per share.
(4)	These dollar amounts reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 as described in footnote 2 to the Summary Compensation Table above.

Named Executive Officer Severance Plan

We discuss severance of our named executive officers and related quantitative disclosure based on assumed triggering events under the heading “Potential Payments upon Termination or Change of Control” below.

Essex Property Trust, Inc.	2018 Proxy Statement	42

Outstanding Equity Awards at December 31, 2017

The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2017:

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)
Name	Grant Date	Exercisable	Unexercisable
Michael J. Schall	12/7/2017	—	31,362	(2)	$240.61	12/7/2027	1,179	(3)	284,575	2,752	(4)	664,250
	12/7/2017						1,043	(5)	251,749	2,432	(6)	587,012
	12/7/2017						—		—	3,931	(7)	948,825
	12/8/2016	18,083	36,158	(8)	219.22	12/8/2026	3,809	(9)	919,378	3,809	(10)	919,378
	12/10/2013	333	3,998	(11)	152.63	12/10/2023
	12/11/2012	699	—	(12)	143.03	12/11/2019
	12/6/2011	4,542	—		132.03	12/6/2021
	12/10/2015						3,750	(13)	871,875	3,750	(14)	871,875
	12/9/2014						3,830	(15)	924,447
	12/10/2013						—	(16)	—
	Various									1,600	(17)	386,192

Angela L. Kleiman	12/7/2017	—	17,249	(2)	240.61	12/7/2027	684	(3)	165,097	1,595	(4)	384,985
	12/7/2017						538	(5)	129,857	1,256	(6)	303,161
	12/7/2017						—		—	2,279	(7)	550,082
	12/8/2016	6,164	12,327	(8)	219.22	12/8/2026	1,299	(9)	313,419	1,299	(10)	313,419
	12/10/2013	83	1,000	(11)	152.63	12/10/2023
	12/11/2012	—	—	(12)	143.03	12/11/2019
	12/6/2011	—	—		132.03	12/6/2021
	12/15/2009	—	—		84.87	12/15/2019
	12/10/2015						1,719	(13)	399,668	1,719	(14)	399,668
	12/9/2014						1,149	(15)	277,431
	12/10/2013						—	(16)	—
	12/6/2011									880	(17)	212,406

John D. Eudy	12/7/2017	—	17,249	(2)	240.61	12/7/2027	803	(3)	193,820	1,874	(4)	452,327
	12/7/2017						419	(5)	101,134	977	(6)	235,818
	12/7/2017						—		—	2,677	(7)	646,147
	12/8/2016	6,904	34,516	(8)	219.22	12/8/2026	1,662	(9)	401,157	1,662	(10)	401,157
	12/10/2013	167	1,999	(11)	152.63	12/10/2023
	12/11/2012	—	—	(12)	143.03	12/11/2019
	12/6/2011	—	—		132.03	12/6/2021
	12/10/2015						1,875	(13)	435,938	1,875	(14)	435,938
	12/9/2014						1,149	(15)	277,431
	12/10/2013						—	(16)	—
	Various									880	(17)	212,406

Essex Property Trust, Inc.	2018 Proxy Statement	43

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)
Name	Grant Date	Exercisable	Unexercisable
Craig K. Zimmerman	12/7/2017	—	17,249	(2)	240.61	12/7/2027	803	(3)	193,820	1,874	(4)	452,327
	12/7/2017						419	(5)	101,134	977	(6)	235,818
	12/7/2017						—		—	2,677	(7)	646,147
	12/8/2016	6,904	13,806	(8)	219.22	12/8/2026	1,662	(9)	401,157	1,662	(10)	401,157
	12/10/2013	167	1,999	(11)	152.63	12/10/2023
	12/11/2012	699	—	(12)	143.03	12/11/2019
	12/6/2011	1,514	—		132.03	12/6/2021
	12/10/2015						1,875	(13)	435,938	1,875	(14)	435,938
	12/9/2014						1,149	(15)	277,431
	12/10/2013						—	(16)	—
	Various									880	(17)	212,406

John F. Burkart	12/7/2017	—	20,385	(2)	240.61	12/7/2027	803	(3)	193,820	1,874	(4)	452,327
	12/7/2017						641	(5)	154,718	1,495	(6)	360,848
	12/7/2017						—		—	2,677	(7)	646,147
	12/8/2016	6,904	13,806	(8)	219.22	12/8/2026	1,662	(9)	401,157	1,662	(10)	401,157
	12/10/2013	167	1,999	(11)	152.63	12/10/2023
	12/11/2012	1,500	—	(12)	143.03	12/11/2019
	12/6/2011	—	—		132.03	12/6/2021
	12/10/2015						1,875	(13)	435,938	1,875	(14)	435,938
	12/9/2014						1,915	(15)	462,320
	12/10/2013						—	(16)	—
	Various									1,840	(17)	444,121
(1)	As it relates to awards granted after 2013, amounts are based on the closing price of our Common Stock on the NYSE on December 29, 2017, of $241.37. For awards related to Z-1 incentive units granted prior to 2013, the value is based on $241.37 multiplied by the number of units acquired on vesting, less $1.00 per unit capital contributions.
(2)	33% of these options will vest on December 8, 2018, and 1/3rd of these options will vest on each of the next two anniversaries thereafter, generally subject to continued employment through each such vesting date. The options are also subject to a cap on appreciation of $100 per share.
(3)	For all named executive officers, represents the number of Performance RSUs that would become earned and vested at the end of the three-year performance period (December 7, 2017 - December 7, 2020), and assuming threshold performance in respect of the three-year performance period. Performance RSUs are generally earned based on Essex’s relative total stockholder return over a three-year performance period following the date of grant. The number of Performance RSUs that are earned is determined based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria.These units were granted as follows: 1,179 for Mr. Schall, 684 for Mrs. Kleiman, 803 for Mr. Eudy, 803 for Mr. Zimmerman, and 803 for Mr. Burkart.
(4)	For all named executive officers, represents the incremental number of Performance RSUs that would become earned and vested at the end of the performance period (December 7, 2017 – December 7, 2020), assuming maximum performance. Performance RSUs are generally earned based on Essex’s relative total stockholder return over a three-year performance period following the date of grant. The number of Performance RSUs that are earned is determined based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria. These units were granted as follows: 2,752 for Mr. Schall, 1,595 for Mrs. Kleiman, 1,874 for Mr. Eudy, 1,874 for Mr. Zimmerman, and 1,874 for Mr. Burkart.

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(5)	For all named executive officers, represents the number of Performance and Service RSUs that would become earned and vested at the end of the performance period (December 7, 2017 - December 7, 2020), assuming threshold performance. Performance and Service RSUs generally vest based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria, generally subject to continued employment through the three-year performance period. These units were granted as follows: 1,043 for Mr. Schall, 538 for Mrs. Kleiman, 419 for Mr. Eudy, 419 for Mr. Zimmerman, and 641 for Mr. Burkart.
(6)	For all named executive offices, includes an incremental Performance and Service RSUs that would become earned and vested at the end of the performance period (December 7, 2017 - December 7, 2020), assuming maximum performance. Performance and Service RSUs are subject to both performance-based vesting and service-based vesting. The number of Performance and Service RSUs that are earned and vest is determined based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria, generally subject to continued employment through the three-year performance period. These units were granted as follows: 2,432 for Mr. Schall, 1,256 for Mrs. Kleiman, 977 for Mr. Eudy, 977 for Mr. Zimmerman, and 1,495 for Mr. Burkart.
(7)	For all named executive officers, represents the number of DIP RSUs that would become earned and vested at the end of the three-year performance period (December 7, 2017 - December 7, 2020), assuming the maximum number of DIP RSUs becomes eligible to be earned at the end of the one-year performance period (December 31, 2018), and assuming the maximum threshold performance in respect of the three-year performance period. DIP RSUs generally become eligible to be earned based on a percentage of gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year in which such DIP RSUs are granted and are earned based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria. These units were granted as follows: 3,931 for Mr. Schall, 2,279 for Mrs. Kleiman, 2,677 for Mr. Eudy, 2,677 for Mr. Zimmerman, and 2,677 for Mr. Burkart.
(8)	33% of these options will vest on December 8, 2017, and 1/3rd of these options will vest on each of the next two anniversaries thereafter, generally subject to continued employment through each such vesting date. The options are also subject to a cap on appreciation of $100 per share.
(9)	For all named executive officers, represents the number of Performance RSUs that would become earned at the end of the performance period (December 8, 2016 – December 8, 2019), assuming threshold performance. Performance RSUs are generally earned based on Essex’s relative total stockholder return over a three-year performance period following the date of grant. The number of Performance RSUs that are earned is determined based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria. For Mr. Schall, includes 1,437 Performance and Service RSUs that would become earned and vested at the end of the performance period (December 8, 2016 – December 8, 2019), assuming threshold performance. Performance and Service RSUs generally vest based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria, generally subject to continued employment through the three-year performance period.
(10)	For all named executive officers, represents the incremental number of Performance RSUs that would become earned and vested at the end of the performance period (December 8, 2016 – December 8, 2019), assuming maximum performance. Performance RSUs are generally earned based on Essex’s relative total stockholder return over a three-year performance period following the date of grant. The number of Performance RSUs that are earned is determined based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria. For Mr. Schall, includes an incremental 1,437 Performance and Service RSUs that would become earned and vested at the end of the performance period (December 8, 2016 – December 8, 2019), assuming maximum performance. Performance and Service RSUs are subject to both performance-based vesting and service-based vesting. The number of Performance and Service RSUs that are earned and vest is determined based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria, generally subject to continued employment through the three-year performance period.
(11)	20% of these options vested on December 10, 2014, and 1/60th of these options will vest on each monthly anniversary thereafter, generally subject to continued employment through each such vesting date. These options are subject to a cap on appreciation of $100 per share.
(12)	10% of these options vested on December 11, 2012, the date of the grant, and 20% of these options will vest each year through 2016 with the remaining 10% vesting in 2017, generally subject to the executive’s continued employment through the applicable vesting date. These options are subject to a cap on appreciation of $75 per share.
(13)	Represents the number of Performance and Service RSUs that would become earned and vested at the end of the performance period (December 10, 2015 – December 10, 2018), assuming threshold performance. Performance and Service RSUs are subject to both performance-based vesting and service-based vesting based on continued employment. The number of Performance and Service RSUs eligible to vest is based on the Company’s percentile rank of relative total stockholder return compared to the total stockholder return of a specified list of peer companies determined by the Compensation Committee during a three-year performance period beginning on the initial grant date of the awards, and generally subject to continued employment through the performance period.
(14)	Represents the incremental number of Performance and Service RSUs that would become earned and vested at the end of the performance period (December 10, 2015 – December 10, 2018), assuming maximum performance. Performance and Service RSUs are subject to both performance-based vesting and service-based vesting based on continued employment. The number of Performance RSUs that are earned and vest is determined based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria, generally subject to continued employment through the three-year performance period.

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(15)	Represents LTIP Units subject to service-based vesting only. These LTIP Units vest 20% on each of the first five anniversaries of the grant date, generally subject to the executive’s continued employment through each such vesting date.
(16)	Represents LTIP Units subject to service-based vesting only. These LTIP Units vest 25% on each of the first four anniversaries of the grant date, generally subject to the executive’s continued employment through each such vesting date.
(17)	Represents Z-1 incentive units, approximately 14% of which vested in 2017. The Z-1 incentive units vest and become convertible into limited partnership units of EPLP (and exchangeable for shares of our Common Stock) in varying percentages, ranging from annual vesting tranches of 0% to 14% of the incentive units subject to the award, based on Essex’s achievement of total FFO performance.

Option Exercises and Stock Vested for 2017

The following table shows for 2017 the number of shares acquired upon exercise of option awards and the vesting of stock awards and the value realized upon such exercise and vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Michael J. Schall	37,928	3,297,775	6,615	1,594,213
Angela L. Kleiman	6,983	875,839	2,010	484,497
John D. Eudy	11,651	1,034,292	3,645	877,877
Craig K. Zimmerman	23,593	2,164,275	3,645	877,877
John F. Burkart	11,334	1,030,583	4,238	1,020,800
(1)	Stock awards consist of Z-1 incentive units, LTIP Units and RSUs. With respect to Z-1 incentive units, the amounts reflect the increase in conversion ratio during 2017, and with respect to LTIP Units and RSUs, the amounts reflect both performance-based and service-based vesting achieved during 2017.
(2)	As it relates to awards granted after 2013, amount are based on the closing price of our Common Stock on the NYSE on December 29, 2017, of $241.37. For awards related to Z-1 incentive units granted prior to 2013, the values are based on $241.37 multiplied by the number of units acquired on vesting, less $1.00 per unit capital contributions.

Nonqualified Deferred Compensation

The named executive officers are currently eligible to participate in the Essex Portfolio, L.P. 2005 Deferred Compensation Plan, which is referred to herein as the “2005 deferred compensation plan.” The 2005 deferred compensation plan, which was adopted on December 2, 2008, replaced an older plan to comply with Section 409A of the Code. Under the deferred compensation plan, eligible employees, which include the named executive officers of the Company, may elect in accordance with plan procedures to defer up to 100% of their base salary and up to 100% of their cash bonus (and other cash compensation) in any year, in each case, after taking into effect reductions due to income and payroll tax withholding and contributions to benefits plans. The Company does not currently make company matching contributions, although the plan allows the Company to make discretionary contributions. Deferral elections under the 2005 deferred compensation plan must generally be made by December 15th of the calendar year proceeding the calendar year in which the compensation that is to be deferred is scheduled to be earned.

Distributions of the deferred accounts under the 2005 deferred compensation plan are made on the earliest of (1) the participant’s “separation from service,” as defined in the plan, (2) a “change in control,” as defined in the plan or (3) a date specified by the participant at the time the deferral election was made. The distributions are payable in a lump sum, except that a participant may elect a payout of amounts exceeding $150,000 as of the distribution date over a period of 5, 10 or 15 annual installments. Distributions under the 2005 deferred compensation plan payable to a “key employee” (as defined in the plan) in connection with a separation from service will be delayed for six months (to the extent required to comply with Section 409A of the Code).

Under the plans, the earnings in an officer’s account are based on investment earnings (or losses) equal to the actual net investment earning or losses experienced by the investment selected by the participant. Accordingly, any earnings are based solely upon the investment allocations directed by the officer. The Company does not make these investment decisions or guarantee any particular rate of return or other benefit under the plan. Under the investment policies of the plans, and subject to administrative approval,

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investments may be directed by the officer in any securities generally available and traded on U.S. public markets. However, the plan prohibits investments such as derivative securities, securities issued by Essex, tax-exempt securities, foreign securities not listed on the NYSE, securities determined by the administrator to be illiquid, securities purchased on margin, and a number of other categories intended to limit the permitted investments to securities regularly and publicly traded in the U.S. market. The plans do not impose specific limitations on the frequency of investment selections or changes in investments.

Although each participant’s account is wholly unfunded, the investments selected by the officer are purchased by Essex in and for its own account, which account is maintained by the Company with a brokerage firm, and the return on the deferral account is derived solely from these purchased investments directed by the officer. The plan administrator will not monitor a participant’s investment instructions, but it may require the participant to liquidate an investment that is determined to be inconsistent with the plan’s investment policy, other plan provisions, or Essex’s brokerage account agreement. The following table provides information concerning compensation deferred under the prior deferred compensation plan and the 2005 deferred compensation plan by the named executive officers as of December 31, 2017.

Name	Executive Contributions in 2017 ($)(1)	Registrant Contributions in 2017 ($)	Aggregate Earnings/ (Losses) in 2017 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of December 31, 2017 ($)
Michael J. Schall	—	—	242,504	—	3,071,712
Angela L. Kleiman	—	—	25	—	22,869
John D. Eudy	483,077	—	107,976	—	1,507,416
Craig K. Zimmerman	—	—	—	—	—
John F. Burkart	—	—	3,205	—	466,180
(1)	All contributions in this column are also included as compensation to the named executive officers in the Salary column of the Summary Compensation Table.

Potential Payments upon Termination or Change of Control

Long-Term Equity Incentive Awards

Pursuant to the terms of the Company’s Incentive Award Plan and the applicable award agreements, with respect to any LTIP Units and RSUs that are held by the named executive officers and that are subject to performance-based vesting, the performance period applicable to such LTIP Units or RSUs will end on, and the number of LTIP Units or RSUs earned will be determined based on performance through, the date of a change of control of Essex.

Pursuant to the terms of the Severance Plan, which covers, among others, the named executive officers, any equity-based awards held by the named executive officers that are outstanding immediately prior to a change of control of Essex but that are not assumed in connection with such change of control (including any Series Z-1 Incentive Units that are not assumed through a “substitute umbrella partnership” (as defined in the Severance Plan)) will vest in full or, with respect to Series Z-1 Incentive Units, will achieve a 100% “Series Z-1 conversion ratchet percentage” (as defined in the Severance Plan), in each case, effective immediately prior to such change of control. Accordingly, any performance-based LTIP Units and RSUs that have been earned based on actual performance through the date of a change of control of Essex, and any other equity-based incentive awards outstanding immediately prior to a change of control of Essex, will vest in full or, with respect to Series Z-1 Incentive Units, will achieve a 100% Series Z-1 conversion ratchet percentage, in each case, unless assumed in connection with the change of control.

Further, under the terms of the Severance Plan, the Company’s Incentive Award Plan and the applicable award agreements, if, within the period commencing two months prior to a change of control of Essex and ending 24 months following a change of control of Essex, the employment of any named executive officer is terminated in connection with the change of control and without “cause” (excluding any termination of employment due to the named executive officer’s death or disability), or if the named executive officer resigns from employment for “good reason” (a “Qualifying Termination”), any equity-based awards held by

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the named executive officer that were assumed in connection with the change of control and any equity-based awards that were granted in connection with or following the change of control will vest in full or, with respect to Series Z-1 Incentive Units, will achieve a 100% Series Z-1 conversion ratchet percentage (or its equivalent).

Severance Payments and Benefits

In addition to accelerated vesting of equity-based awards, the Severance Plan further provides that if a named executive officer experiences a Qualifying Termination under the Severance Plan, the named executive officer will be entitled to (i) a lump-sum cash amount equal to the sum of (a) two times such named executive officer’s then-current annual base salary and (b) two times such named executive officer’s average annual bonus for the three years preceding the change of control, (ii) continuation of health, dental and life insurance benefits for 24 months following the date of termination, paid by the Company, (iii) outplacement services of up to $20,000 in the aggregate, and (iv) reasonable legal and mediation fees and expenses incurred by the named executive officer in obtaining or enforcing any right or benefit provided by the Severance Plan.

Under the Severance Plan, the Company’s Incentive Award Plan and the applicable award agreements, a “change of control” is generally defined as: (a) the acquisition by any person or entity, together with all of their respective affiliates or associates, of securities representing 30 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote, (b) the persons who, as of March 12, 2013, constituted the Board (or the incumbent directors) cease to constitute a majority of such directors, provided that a person becoming a director subsequent to March 12, 2013 shall be considered an incumbent director if the person’s election was approved by a vote of a majority of the incumbent directors, or (c) the consummation of any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own shares representing in the aggregate 50 percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger.

Under the Severance Plan, the Company’s Incentive Award Plan and the applicable award agreements, “good reason” is generally defined as (i) a substantial adverse change in the named executive officer’s authority, duty or power, (ii) a reduction in annual base salary, (iii) a reduction in annual bonus opportunity to an annual bonus opportunity that is less than the highest bonus opportunity during the three fiscal years preceding the date of the change of control, (iv) a reduction in certain employee benefits, (v) certain relocations, (vi) failure to pay compensation owed to the named executive officer, (vii) failure to obtain an effective agreement from any successor to assume the Severance Plan, or (viii) a material breach by Essex under the Severance Plan.

Under the Severance Plan, the Company’s Incentive Award Plan and the applicable award agreements, “cause” is generally defined as (i) a willful act of dishonesty with respect to any matter involving Essex, (ii) conviction of a crime involving moral turpitude, or (iii) deliberate or willful failure to substantially perform duties, which continues for 30 days following receipt of notice from Essex.

Individuals participating in the Severance Plan are not entitled to any tax “gross up” in respect of excise taxes, if any, that might arise under the “golden parachute” sections of the federal income tax law (Sections 280G and 4999 of the Code), and may be subject to a reduction in benefits if any such excise tax were applicable and the reduced benefit would maximize the after-tax payment to the participant.

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The table below illustrates hypothetical payments under the Severance Plan as if a change of control had occurred on December 31, 2017 and a termination of employment other than for “cause” or for “good reason” occurred on such date.

With the exception of accelerated vesting of certain equity-based awards that are not assumed in connection with a change of control (as described above), no named executive officer is entitled to any payments or benefits (except as required pursuant to applicable law) other than in connection with a termination of employment other than for “cause” (excluding any termination of employment due to the named executive officer’s death or disability) or for “good reason” in connection with a change of control.

Name	Payment for 2X Annual Salary/ Bonus ($)	24 months of benefits ($)(1)	Value of Accelerated Equity Awards (including LTIP Units) ($)	Total ($)(2)
Michael J. Schall	3,449,333	28,500	14,846,282	18,324,115
Angela L. Kleiman	2,044,000	28,500	6,536,358	8,608,858
John D. Eudy	2,224,000	28,500	7,131,007	9,383,507
Craig K. Zimmerman	2,224,000	28,500	7,131,007	9,383,507
John F. Burkart	2,224,000	28,500	8,038,865	10,291,365
(1)	These amounts are based on the estimated average value of the benefits for all named executive officers. Actual amounts for individual officers may differ from this average amount.
(2)	The total does not include: (i) available balances under the nonqualified deferred compensation plan table preceding this table, (ii) any amounts due for accrued but unpaid wages under applicable law or under generally available benefit plans such as our 401(k) plan, at the time of any employment termination, or (iii) the proceeds of insurance policies paid by insurance companies in the event of death or disability.

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EQUITY COMPENSATION PLANS

The following table summarizes share and exercise price information about our equity compensation plans as of December 31, 2017.

Plan Category	Number of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price for Outstanding Options, Warrants and Rights ($)		Securities Remaining Available for Future Issuance Under Plan (#)
Equity compensation plans approved by security holders:
Stock Incentive Plans	642,441	(1)	211.41	(2)	764,460	(3)
Equity compensation plans not approved by security holders:
Series Z-1 incentive units(4)	131,160		N/A		81,559
Total	773,601		—		846,019
(1)	Number of securities to be issued includes 105,352 LTIP Units granted in 2013 and 2014 but excludes 90,823 shares of unvested restricted stock.
(2)	This weighted average price amount applies only to options granted under the Company’s 1994, 2004 and 2013 plans.
(3)	Includes 500,000 shares available for future issuance under our 2013 Employee Stock Purchase Plan (the “ESPP”) and 264,460 shares available for future issuance under our 2013 Stock Award and Incentive Compensation Plan. No options have been granted, and no shares of Common Stock have been purchased, under the ESPP. This plan has not been implemented by the Company.
(4)	Includes convertible Series Z-1 incentive units.

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CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Michael J. Schall, our Chief Executive Officer and President (our “CEO”). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements Item 402(u) of Regulation S-K.

For 2017, our last completed fiscal year:

•	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $60,470; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $4,642,348.

Based on this information, for 2017, the annual total compensation of our CEO was approximately 77 times the median of the annual total compensation of all of our employees (other than the CEO).

Determining the Median Employee

Employee Population

The Company used our employee population data as of December 31, 2017 as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 1,835 individuals, approximately 75% of which were hourly employees, and all of whom were located in the United States. For purposes of the pay ratio calculation our employee population consists of all full- and part-time employees at all locations, including all temporary employees employed as of the measurement date.

Methodology for Determining Our Median Employee

To identify the median employee from our employee population, we used year-to-date Box 1 Form W-2 earnings as reflected in our U.S. and local payroll records. In identifying the median employee, we annualized the compensation of all full-time and part-time permanent employees who were new-hires in 2017 and we did not make any cost-of-living adjustments.

Compensation Measure and Annual Total Compensation of Median Employee

With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this Proxy Statement.

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REPORT OF THE AUDIT COMMITTEE

This report is not deemed to be soliciting material, filed with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Essex specifically incorporates it by reference into a document filed with the SEC.

The Audit Committee consists of Mr. Rabinovitch, Mr. Robinson and Ms. Sears. Ms. Sears serves as Chairman of the Audit Committee. The Board has determined that each of the members of the Audit Committee meets the independence and experience requirements of the rules and regulations of the NYSE and the SEC, as currently applicable to the Company.

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company’s systems of internal control regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the processes relating to the Company’s auditing, accounting and financial reporting as of December 31, 2017. The Audit Committee annually approves the appointment of an independent registered public accounting firm to audit the consolidated financial statements and internal control over financial reporting of the Company and meets with such personnel of the Company to review the scope and the results of the annual audits, the amount of audit fees, the Company’s internal control over financial reporting, the Company’s consolidated financial statements and schedule contained in the Company’s Annual Report included in the Form 10-K and other related matters.

The Audit Committee has reviewed and discussed with management the consolidated financial statements for fiscal year 2017 and effectiveness of internal control over financial reporting as of December 31, 2017 audited by KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP various matters related to the financial statements, including those matters required to be discussed by rules adopted by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the communications of KPMG LLP with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

Members of the Audit Committee

Issie N. Rabinovitch
Thomas E. Robinson
Janice L. Sears, Chairperson

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures with Respect to Related Person Transactions

The Company has adopted written related party transaction guidelines that are intended to cover transactions in which the Company (including entities it controls) is a party and in which any “related person” has a direct or indirect interest. A “related person” means any person who is or was (since the beginning of the last fiscal year) an Essex director, director nominee, or executive officer, any beneficial owner of more than 5% of the outstanding Common Stock, and any immediate family member of any of the foregoing persons. A related person may be considered to have an indirect interest in a transaction if he or she (i) is an owner, director, officer or employee of or otherwise associated with another company that is engaging in a transaction with Essex, or (ii) otherwise, through one or more entities or arrangements, has an indirect financial interest in or personal benefit from the transaction.

The related person transaction review and approval process is intended to determine, among any other relevant issues, the dollar amount involved in the transaction; the nature and value of any related person’s direct or indirect interest (if any) in the transaction; and whether or not (i) a related person’s interest in the transaction is material, (ii) the transaction is fair, reasonable, and serves the best interest of Essex and its stockholders, and (iii) the transaction or relationship should be entered into, continued or ended.

Generally, prior to entering into a related party transaction, various information about the proposed transaction is to be submitted to the Audit Committee, or subcommittee thereof, which will then review the proposed transaction for compliance with the related party approval guidelines and make a determination as to whether or not to approve the transaction.

The guidelines also list types of related person transactions that are governed by specific approval procedures:

•	Routine Transactions up to $1,000,000 that might involve a related person: generally transactions with a related person for ordinary course goods or services with established pricing practices, such as broker commissions for listing or buying properties, do not require prior committee approval but are to be reported to the Audit Committee for ratification.
•	Property Transactions: as to the acquisition or disposition of properties that may involve a related person, the guidelines list specified information to be provided to the Audit Committee, including a description of the related person’s direct or indirect interest in the transaction, the underwriting process, risk and mitigation information, the property marketing process, and analysis of comparable transactions. For two years after an acquisition involving a related person, the Audit Committee will receive reports concerning actual versus underwritten performance.
•	Preferred Equity/Subordinate Debt Transactions: as to these transactions, the Audit Committee must be provided information concerning the proposed transaction that is comparable to that set forth above for property transactions, and reports must be made to the Audit Committee quarterly as to the status of the transaction and promptly as to any default or similar event. Unless otherwise approved by the Board, the amount outstanding under, or invested pursuant to, all preferred equity/subordinate debt transactions involving the same related person may not exceed $75 million.

The guidelines also require that the Board is to be annually provided a report of the related person transactions that have been entered into since the date of the last such report to the Board.

Agreements between Mr. Marcus and the Company

George Marcus, the Company’s Chairman and founder, is also involved in other real estate businesses. Mr. Marcus has entered into a written agreement with the Company pursuant to which Mr. Marcus has agreed (i) that he will not divert any multifamily property acquisition and/or development opportunities, which involve properties in the Company’s geographic areas and with more than one hundred rental units, that are presented to him in his capacity as Chairman of the Company to any of his affiliated companies, (ii) that he will not divulge any confidential or proprietary information regarding property acquisition and/or development opportunities that may be received by him in his capacity as Chairman of the Company to any of his affiliated

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companies and (iii) that he will recuse himself from any and all discussions by the Board regarding any proposed acquisition and/or development of a multifamily property where it appears that there may be an actual conflict of interest with any of his affiliated companies. This agreement was approved by the independent directors (other than Mr. Marcus) of the Company.

Other Transactions

Mr. Marcus is the Chairman of Marcus & Millichap Company (“MMC”), which is the parent company of a diversified group of real estate service, investment, and development firms. Mr. Marcus is also the Co-Chairman of Marcus & Millichap, Inc. (“MMI”), and Mr. Marcus owns a controlling interest in MMI. MMI is a national brokerage firm listed on the NYSE that completed its initial public offering in 2013.

As of December 31, 2017, the Company had investments with a total carrying value of $37.7 million with affiliates of MMC. Investments made in 2017 detailed below:

•	In March 2017, the Company converted its existing $15.3 million preferred equity investment in Sage at Cupertino, a 230 apartment home community located in San Jose, California, into a 40.5% common equity ownership interest in the property. The Company issued DownREIT limited partnership units to the other members, including an MMC affiliate, based on an estimated property valuation of $90.0 million.

The Company charges certain fees relating to its co-investments for asset management, property management, development and redevelopment services. These fees from affiliates total $12.6 million for the year ended December 31, 2017.

The Company has provided short-term bridge loans to affiliates. As of December 31, 2017, $5.1 million of short-term loans remained outstanding due from joint venture affiliates.

In August 2017, the Company provided a $55.0 million related party bridge loan to a property acquired by Wesco V, LLC. The note receivable accrued interest at 3.5% and was paid off in November 2017.

In November 2017, the Company provided a $29.5 million related party bridge loan to a property acquired by BEX III, LLC. The note receivable accrued interest at 3.5% and was paid off in January 2018.

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PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017, and has been appointed by the Audit Committee and the Board to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be able to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our stockholders.

Unless marked to the contrary, proxies received will be voted “FOR” ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018.

FEES PAID TO KPMG LLP
Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2017 and 2016 and fees billed for other services rendered by KPMG LLP during those periods:

	2017	2016
Audit Fees(1)	$1,573,240	$1,529,825
Audit-Related Fees(2)	633,975	471,870
Tax Fees(3)	63,000	—
All Other Fees(4)	—	55,200
Total	$2,270,215	$2,056,895
(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, the audit of internal control over financial reporting as of the end of the year, reviews of the interim consolidated financial statements included in quarterly reports, comfort letters to underwriters, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of audit fees paid by unconsolidated joint ventures of the Company.
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning for both federal and state income taxes. In 2017, these fees were related to tax consulting services. There were no fees in this category incurred in 2016.
(4)	All Other Fees consist of fees for products and services other than the services reported above. There were no fees in this category incurred in 2017. In 2016, these fees were related to accounts payable and payroll process reviews.

The Audit Committee considers as necessary whether services other than audit and audit-related services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for the pre-approval of all audit services and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service,

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the independent registered public accounting firm may be required to provide detailed back-up documentation at the time of approval. The status of any pre-approved service is reported at subsequent Audit Committee meetings. All permissible non-audit services provided by our independent registered public accounting firm have been pre-approved by the Audit Committee or a designated Audit Committee member, who is responsible for reporting to the Audit Committee any such pre-approvals at the next scheduled committee meeting.

The Board unanimously recommends that the stockholders vote
“FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

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PROPOSAL NO. 3:
ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Discussion and Analysis in this proxy statement describes the Company’s executive compensation program and the compensation decisions made by the Compensation Committee with respect to the Company’s named executive officers for the year ended December 31, 2017. The Board is asking our stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Essex Property Trust, Inc. approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting of stockholders in 2018 pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the named executive officer compensation tables and the related footnotes and narrative accompanying the tables).”

The Board is asking our stockholders to vote “FOR” this proposal. Although your vote on this proposal is advisory and non-binding, the Compensation Committee values the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers. The next such advisory vote will be held at the 2019 annual meeting of stockholders. Section 14A of the Exchange Act requires that we solicit your advisory vote on this proposal.

The Board unanimously recommends that the stockholders vote
“FOR” Proposal No. 3.

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PROPOSAL NO. 4:
 APPROVAL OF THE COMPANY’S 2018 STOCK AWARD AND INCENTIVE COMPENSATION PLAN

Introduction

We are asking our stockholders to approve the Essex Property Trust, Inc. 2018 Stock Award and Incentive Compensation Plan (the “2018 Plan”). Our Board approved the 2018 Plan on December 12, 2017, upon the recommendation of the Compensation Committee. The adoption of the 2018 Plan is subject to stockholder approval, and the 2018 Plan will not become effective if this approval is not received.

The 2018 Plan will allow us to grant equity and equity-linked long-term incentive compensation awards and performance-based cash incentive awards to our key employees and directors. Our Board believes that the effective use of equity and equity-linked long-term incentive compensation awards and performance-based cash incentive awards is vital to our ability to attract, retain, reward, and motivate our key employees and directors. Our Board believes that this, in turn, helps us achieve our growth objectives and enhance stockholder value. Stockholder approval of the 2018 Plan will allow us to continue to provide these incentives.

If approved by stockholders, the 2018 Plan will supersede and replace our current equity incentive plan, the Essex Property Trust, Inc. 2013 Stock Award and Incentive Compensation Plan (the “Prior Plan”). If the 2018 Plan is approved by our stockholders and becomes effective, no further awards will be granted under the Prior Plan and the shares that remain available for future grants under the Prior Plan will be transferred to the 2018 Plan. If we do not obtain approval of the 2018 Plan, then once we exhaust the share reserve under the Prior Plan, we will lose access to an important compensation tool that is key to our ability to attract, motivate, reward, and retain our key employees and directors.

Key Reasons Why You Should Vote to Approve the 2018 Plan

Our Board recommends that you approve the 2018 Plan for the following reasons:

•	Recruitment and Retention. The 2018 Plan will enable us to attract, retain, motivate and reward our key employees consistent with market practice.
•	Alignment with Stockholder Interests and Pay-for-Performance. Equity and equity-linked awards serve to align the interests of our key employees with those of our stockholders, focus our key employees on driving stockholder value accretion, and further link pay with performance.
•	Competitive Advantage. We view equity and equity-linked awards as a crucial component of our compensation program, which enable us to remain competitive within our industry in attracting and retaining key talent, as equity-based compensation for executives is customary among public companies.
•	Reasonable Share Reserve. We are seeking to reserve a number of shares for issuance pursuant to the 2018 Plan that we believe is reasonable and that we estimate would be sufficient to accommodate approximately three to four annual grant cycles based on our historical grant practices.

Key Features of the 2018 Plan

We believe that the 2018 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2018 Plan as follows:

•	No Liberal Share Recycling. The share pool under the 2018 Plan is not subject to liberal share “recycling” provisions, meaning (among other things) that shares used to pay the exercise price of stock options, and shares tendered or withheld to satisfy tax withholding obligations with respect to an award, do not again become available for grant.
•	No “Reload” Stock Options. The 2018 Plan does not permit grants of stock options with a “reload” feature that would provide for additional stock options to be granted automatically to a participant upon the participant’s exercise of previously-granted stock options.

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•	Minimum Vesting Requirements. No award may vest prior to the first anniversary of the applicable grant date, subject to limited exceptions.
•	No Dividend or Dividend Equivalent Payments on Unvested Awards. Dividends and dividend equivalents in respect of unvested awards are not paid unless and until such awards vest.
•	No Repricing or Replacement of Options or Stock Appreciation Rights (“SARs”). Awards under the 2018 Plan may not be repriced, replaced or re-granted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award. Cash buyouts of underwater awards are not permitted.
•	No In-the-Money Option or SAR Grants. The 2018 Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our Common Stock on the date of grant.
•	No “Evergreen” Provision. The total number of shares of Common Stock that may be issued under the 2018 Plan is limited to the share reserve that is subject to stockholder approval. That is, the 2018 Plan does not include an automatic share replenishment provision (also known as an “Evergreen” provision).
•	No Increase to Shares Available for Issuance without Stockholder Approval. The 2018 Plan prohibits any increase in the total number of shares of Common Stock that may be issued under the 2018 Plan without stockholder approval, other than adjustments in connection with certain corporate reorganizations, changes in capitalization and other events, as described below.
•	No Gross-Ups. The 2018 Plan does not provide for excise tax gross-ups.

Share Reserve

In its determination to approve the 2018 Plan, the Board sought to ensure that the Company would have an available pool of shares from which to grant long-term equity and equity-linked incentive awards for a reasonable period of time into the future. The Board believes these awards serve a key incentive and retention mechanism for the Company’s key employees and directors. However, the Board is mindful of its responsibility to our stockholders to exercise judgment in granting equity and equity-linked awards and seeks to proactively manage dilution.

In determining the share reserve under the 2018 Plan, the Board reviewed the Compensation Committee’s recommendations, which were made in consideration of information and analysis prepared by FPL, in its capacity as a compensation consultant to the Compensation Committee. Specifically, the Compensation Committee considered the following:

•	Overhang. The Compensation Committee considered the potential dilution from outstanding and future potential equity awards (“overhang”) both in absolute terms and relative to industry peers. At the end of fiscal year 2017, approximately 997,724 shares were subject to outstanding awards under the Prior Plans or remained available for future grants of awards under the Prior Plans, which represented approximately 1.5% of our fully diluted common shares outstanding, or our overhang percentage. If our stockholders approve the 2018 Plan, the 2,000,000 shares proposed to be reserved for issuance under the 2018 Plan would increase our overhang percentage by 2.9% to approximately 4.4% total.
•	Share Usage. If the 2018 Plan is approved, we estimate that the shares reserved for issuance thereunder would be sufficient for approximately six to seven years of awards, assuming we grant awards consistent with our current projections. Of course, we cannot predict future share usage with certainty, and circumstances may change and require us to reevaluate and modify our equity grant practices. However, based on the foregoing, we expect that we would not require an additional increase to the share reserve under the 2018 Plan until 2024 or 2025 (primarily dependent on award levels and hiring activity during the next few years, as well as terminations and forfeitures), noting again that this timeline is an estimate and the share reserve under the 2018 Plan could actually last for a longer or shorter period of time, depending on future circumstances, which we cannot predict with certainty at this time.

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In light of the factors described above, and the fact that our ability to continue to grant equity and equity-based compensation is vital to our ability to continue to attract and retain key personnel in the labor markets in which we compete, the Board has determined that the size of the share reserve under the 2018 Plan is reasonable and appropriate at this time.

Stockholder Approval Requirement

Stockholder approval of the 2018 Plan is necessary in order for us to (1) meet the stockholder approval requirements of the New York Stock Exchange, and (2) retain the ability to grant incentive stock options (“ISOs”) pursuant to the stockholder approval requirements of Section 422 of the Code.

Description of the 2018 Plan

The following sets forth a description of the material terms of the 2018 Plan. The following summary is qualified in its entirety by reference to the full text of the 2018 Plan attached hereto as Appendix A.

General.  The purposes of the 2018 Plan are to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants and to promote the success and enhance the value of the Company and the operating partnership.

Shares Available for Awards.  If approved by the stockholders of the Company, the maximum aggregate number of Shares that may be issued under the 2018 Plan is 2,000,000, plus any Shares that have not been issued under the 2013 Plan, including Shares subject to outstanding awards under the 2013 Plan that are not issued or delivered to a participant for any reason. No more than 1,000,000 Shares may be issued pursuant to “full value” awards, which are generally awards in which a participant receives the entire value of the Shares without having to pay an exercise or purchase price, as restricted stock or restricted stock units. No more than 2,000,000 Shares may be issued pursuant to ISOs. Shares available for issuance under the 2018 Plan include authorized but unissued Shares, reacquired Shares, and Shares purchased on the open market. As of March 6, 2018, the closing price of a Share on the New York Stock Exchange was $230.05.

Appropriate adjustments will be made to this limit, to the other numerical limits on awards described in this Proposal 4, to the class and number of securities subject to outstanding awards and to the price per Share subject to outstanding awards in the event of certain changes in the capital structure of Company or distribution to the stockholders of the Company (as described below under “Changes on Capitalization”).

If any award is forfeited or canceled, is settled in cash, expires, terminates or otherwise lapses for any reason without having been exercised or settled in full, the underlying Shares will be deemed not to have been issued for purposes of determining the maximum number of Shares that may be issued under the 2018 Plan and will again become available for issuance under the 2018 Plan. To the extent permitted by applicable law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or a related entity will not be counted against the Shares available for grant under the 2018 Plan.

In addition to Shares that are issued pursuant to an award, the following Shares will be counted against the maximum number of Shares available for issuance under the 2018 Plan: (i) Shares underlying an award that are surrendered in payment of the award’s exercise price or in satisfaction of tax withholding obligations incident to the exercise or settlement of the award, (ii) Shares that are not issued or delivered as a result of net settlement of an outstanding option or stock appreciation right; or (iii) Shares that are repurchased on the open market with the proceeds of the exercise of an option. In addition, payment for dividend equivalent rights and performance bonus awards granted under the 2018 Plan in cash will not reduce the maximum aggregate number of Shares that may be issued under the 2018 Plan.

Certain Award Limits.  In addition to the limitation described above on the total number of Shares that will be authorized for issuance under the 2018 Plan, the 2018 Plan limits the number of Shares that may be issued under certain types of awards.

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The 2018 Plan establishes a limit on the maximum aggregate number of Shares or a dollar limit for which any such award may be granted to an employee in any calendar year, as follows:

•	Options and stock appreciation rights: no more than 400,000 Shares, provided that an additional one-time grant of up to 200,000 Shares may be made to new hires.
•	Performance-based restricted stock and restricted stock units: no more than 300,000 Shares, provided that an additional one-time grant of up to 100,000 Shares may be made to new hires.
•	Performance cash-based awards, including performance bonus awards: no more than $3,000,000 in cash or other property having an equivalent value.

The foregoing limitations will be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization or distribution to the stockholders of the Company (as described below under “Changes in Capitalization”).

Administration.  With respect to awards granted to employees and consultants, the 2018 Plan will be administered by the plan administrator, which is the Board or a committee designated by the Board. With respect to awards granted to directors or officers, the 2018 Plan will be administered by the Board or a committee designated by the Board, which committee will be constituted in a manner that satisfies Section 16(b) of the Exchange Act in accordance with Rule 16b-3 and other applicable laws. For purposes of this summary, the term “Administrator” will refer to either the Board or a committee or subcommittee designated by the Board to administer awards under the 2018 Plan.

Subject to the provisions of the 2018 Plan, the Administrator determines in its discretion the persons to whom awards will be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of Shares or the amount of other consideration to be covered by each award, to approve award agreements for use under the 2018 Plan, to determine the terms and conditions of any award, and to construe and interpret the 2018 Plan. The Administrator may, subject to certain limitations, amend the terms of any award, provided that the Administrator must get a participant’s written consent for any amendment that would materially and adversely affect the participant’s rights under an outstanding award. The Administrator also may adopt, establish or revise any rules and regulations and guidelines for administering the 2018 Plan and may grant awards to employees, directors and consultants employed outside the United States on such terms and conditions different from those specified in the 2018 Plan, as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the 2018 Plan. The Administrator also may delegate its duties or authority to one or more of its members or to one or more officers of the Company or to a related entity or to one or more agents or advisors.

The 2018 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee to whom authority to act for the Board, the Administrator or the Company is delegated against all reasonable expenses, including attorneys’ fees, incurred in connection with the defense of any claim, investigation, action, suit or proceeding arising from such person’s action or failure to act in connection with the 2018 Plan.

Prohibition of Option Repricing.  The 2018 Plan expressly provides that, without the approval of a majority of the Stockholders, the Administrator may not lower the exercise price of any outstanding option or stock appreciation right or exchange any outstanding option or stock appreciation right in consideration for an option or stock appreciation right with a lower exercise price, a new award, or a cash payment when the exercise price of the option or stock appreciation right exceeds the fair market value of the underlying Shares.

Eligibility.  ISOs may be granted only to employees of the Company or of any present or future parent or subsidiary corporations of the Company. Awards other than ISOs may be granted to employees, directors and consultants of the Company or of any affiliate of the Company, including the operating partnership. In addition, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. As of March 6, 2018 the Company had approximately 1,870 employees, including the named executive officers, eight non-employee directors and nine consultants who were eligible to participate in the 2018 Plan.

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Terms and Conditions of Awards.  The Administrator is authorized under the 2018 Plan to grant awards to eligible participants, including, without limitation, options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights and performance bonuses, operating partnership units convertible or exchangeable into Share and partnership profits interest units, and each award will be designated in an award agreement. The Administrator will determine the provisions, terms and conditions of each award, including, but not limited to, the vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, shares or other consideration, provided that dividend equivalent rights and performance bonus awards may be payable solely in cash) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria.

The Administrator will designate option awards either as ISOs within the mean of Section 422 of the Code or non-qualified stock options. To the extent that the aggregate fair market value of Shares subject to options designated as ISOs which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess attributable to ISOs will be treated as non-qualified stock options. The exercise price of each option may not be less than the fair market value of a Share on the date of grant. However, any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (“Ten Percent Shareholders”) must have an exercise price equal to at least 110% of the fair market value of a Share on the date of grant. In the case of stock appreciation rights, the base amount on which the stock appreciation right is calculated may not be less than the fair market value of a Share on the date of grant. In the case of any other awards, the exercise or purchase price will be determined in accordance with the applicable award agreement. Subject to discretion of the Administrator and applicable laws, the exercise or purchase price for an award generally is payable in cash, check, Shares, a promissory note, by “net exercise,” or any combination of the foregoing methods.

The term of any award granted under the 2018 Plan may not exceed ten years (or five years in the case of ISOs granted to Ten Percent Shareholders), excluding any period for which the participant has elected to defer receipt of the shares, cash or other consideration issuable pursuant to an award.

The Administrator may establish one or more programs under the 2018 Plan to permit selected participants to elect to defer receipt of consideration payable upon exercise of an award, satisfaction of performance criteria, or any other event that absent the election would entitle the participants to Shares or other payment pursuant to an award. Any such programs available to participants who are subject to U.S. income taxation will comply with Section 409A of the Code.

Minimum Vesting.  Under the 2018 Plan, awards may vest no earlier than the first anniversary of the date of grant. However, awards in respect of an aggregate of up to 5% of Shares available for awards under the 2018 Plan may be granted without respect to the minimum vesting provisions. In addition, the 2018 Plan further provides that this vesting limitation will not preclude or limit any grant or other arrangement (or any action by the Committee) from providing for accelerated vesting of such grant in connection with or following a participant’s death or disability, or the consummation of a Change in Control

Dividends and Dividend Equivalents.  Under the 2018 Plan dividends payable in respect of awards (if any) may only be paid to the participant in respect of any unvested portion of an award to the extent that such award (or portion thereof) vests, and any dividends with respect to any portion of an award that does not vest will be forfeited. In addition, the Compensation Committee may include dividend equivalents on Shares subject to full-value grants, but dividend equivalents may not be granted or paid with respect to shares that are subject to options or stock appreciation rights. The 2018 Plan provides that dividend equivalents with respect to awards (or any portion thereof) that are unvested may only be paid to the participant to the extent that the award (or portion thereof) vests, and any dividend equivalents with respect to any portion of an award that does vest will be forfeited.

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Termination of Service.  If a participant in the 2018 Plan terminates continuous service with the Company, he or she only may exercise outstanding awards to the extent permitted by the applicable award agreement. If the applicable award agreement permits a participant to exercise an award for a specified period following his or her termination of continuous service, the award will terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. If any ISO is not exercised within the time permitted by law for exercise of an ISO following termination of employment, the ISO will convert automatically to a non-qualified stock option and thereafter will be exercisable as such for the term specified in the applicable award agreement.

Transferability of Awards.  ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent or distribution and may be exercised during lifetime of the participant only by the participant, except that the Administrator may permit a participant to transfer ISOs to a trust if, under Section 671 of the Code and applicable state law, the participant is considered the sole beneficial owner of the ISO while it is held in the trust. Other awards are transferable only by will or the laws of descent or distribution and to the extent provided in the applicable award agreement (except that any permitted transfer of an award under the 2018 Plan shall be without consideration, except as required by applicable law). The 2018 Plan permits participants to designate beneficiaries of awards, including ISOs.

Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by outstanding awards, the number of Shares that have been authorized for issuance under the 2018 Plan, the exercise price of each outstanding award, the maximum number of Shares that may be granted subject to awards to any participant in any calendar year, and other terms that the Administrator determines require adjustment will be proportionately adjusted in the event of (i) any increase or decrease in the number of Shares resulting from a stock split, reverse stock split, stock dividend, or other like change in the capital structure or distribution (other than cash dividends) to the stockholders of the Company, combination or reclassification of Shares or similar transaction affecting the Shares (including a change in the Shares or the capitalization of the Company), (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to the Shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Any such adjustment will be made by the Administrator and its determination with respect to the adjustment will be final, binding and conclusive.

Change in Control.  If a Change in Control occurs, the Administrator may take any of the following actions to prevent the enlargement or dilution of outstanding awards: (i) terminate outstanding awards in exchange for cash or replace outstanding awards, (ii) provide for the assumption of or substitution for awards by the successor or surviving corporation or a parent or subsidiary thereof, (iii) adjust the number and type of shares or other property subject to outstanding awards, the number and kind of outstanding restricted stock and terms and conditions of awards that may be granted in the future, or (iv) provide that outstanding awards will be exercisable, payable or vested in full, or provide that outstanding awards cannot vest, be exercised or become payable after such event.

Notwithstanding the forgoing, if a Change in Control occurs and any awards are not converted, assumed or replaced by a successor entity or survivor corporation or a parent or subsidiary thereof, then those awards will become fully exercisable and vested and all forfeiture restrictions will lapse immediately prior to the Change in Control, except that, with respect to any awards that are subject to performance-based vesting, the number of Shares subject to any such award that becomes vested will be determined based on (i) if the Change in Control occurs on or prior to the 12-month anniversary of the grant date of such award, target performance, or (ii) if the Change in Control occurs after the 12-month anniversary of the grant date of such award, actual performance through the date of the Change in Control, with the applicable performance goals adjusted, to the extent that the Administrator determines to be appropriate, to reflect such truncated performance period.

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A “Change in Control” generally includes:

•	The consummation of a merger or consolidation in which the Company is not the surviving entity;
•	The consummation of a sale, transfer or other disposition of all or substantially all of the assets of the Company;
•	The consummation of, or stockholder approval of, a complete liquidation or dissolution of the Company;
•	The consummation of an acquisition by a person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combine voting power of the Company’s outstanding securities;
•	The consummation of any reverse merger in which the Company is the surviving entity but (A) the Shares outstanding prior to the merger are converted or exchanged into securities or other property or (B) the securities possessing more than 40% of the voting power of the Company’s outstanding securities are transferred to persons different from those who held such securities immediately prior to such merger or series of transactions; or
•	A change in the composition of the Board over a period of 36 months or less such that a majority of the Board members ceases, by reason of contested elections, to be continuing directors.

Termination or Amendment.  The 2018 Plan will continue in effect for a term of ten years from the date of its approval by the stockholders of the Company unless sooner terminated by the Board. The Board may amend, suspend or terminate the 2018 Plan at any time, provided that no amendment may be made without stockholder approval if the Board deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the Company’s common stock is then listed.

No termination or amendment may affect any outstanding award unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding award without the consent of the applicable participant unless necessary to comply with any applicable law, regulation or rule.

Additional REIT Restrictions. The 2018 Plan provides that no participant will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, Shares under an award if such acquisition would be prohibited by the restrictions on ownership and transfer of our stock contained in our charter or would impair our status as a REIT.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2018 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options

A participant receiving non-qualified stock options under the 2018 Plan should not recognize income for federal income tax purposes on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the Shares acquired on the date of exercise, less the exercise price paid for the Shares. The participant’s basis in the Shares for purposes of determining gain or loss on a subsequent sale or disposition of such Shares generally will be the fair market value of the Shares on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. The employer generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

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Incentive Stock Options

A participant receiving ISOs under the 2018 Plan should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Shares received over the option exercise price may constitute an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction in respect of the ISO. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. The employer is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Restricted Stock

If the restrictions on an award of shares of restricted stock are sufficient to constitute a substantial risk of forfeiture and cause the shares not to be freely transferable (each within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (each within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is timely made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less any amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

If the restrictions on an award of restricted stock do not cause the shares to be both subject to a substantial risk of forfeiture and not freely transferable(each within the meaning of Section 83 of the Code), the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefor. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

Restricted Stock Units

There are no federal income tax consequences to either the participant or the employer upon the grant of RSUs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of Shares in payment of the RSUs in an amount equal to the aggregate of the cash received and the fair market value of the common stock to be transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income. If RSUs are structured in a manner that constitutes “deferred

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compensation” for federal income tax purposes, then applicable employment taxes will become due and will be withheld in the year that the RSUs vest, while income tax withholding will still occur in the year in which cash or shares are paid to the participant in satisfaction of the RSUs.

Dividend Equivalents

Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

OP Units

OP units generally should not be taxable upon grant or as a result of vesting, but a participant receiving OP units will generally recognize income when the OP units are converted (following vesting) into units of our operating partnership and are exchanged for shares of our common stock or cash. A portion of the participant’s income at the time of exchange will be taxed at capital gains rates, and the employer may not be entitled to a tax deduction when the award is made or when the OP units are exchanged for shares of our common shares or cash.

Other Stock or Cash-Based Awards

Generally, cash awards and other stock awards are subject to tax at the time of payment. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Excess Parachute Payments

Section 280G of the Code limits the deduction that an employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Grants of awards in relative proximity to a change in ownership or control of the Company or its affiliates and/or accelerated vesting or payment of awards in connection with such a change in ownership or control could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof. The 2017 Plan does not provide for any excise tax gross-ups.

Section 162(m) of the Code

Section 162(m) of the Code generally places a $1 million annual limit on a publicly held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017, this limit did not apply to compensation that satisfied the applicable requirements for the “qualified performance-based compensation” exception to the deductibility limitation of Section 162(m) of the Code. However, under the Tax Cuts and Jobs Act of 2017, effective for tax years commencing after December 31, 2017, the qualified performance-based compensation exception was eliminated (other than with respect to certain grandfathered arrangements in effect on November 2, 2017), and the limitation on deductibility generally was expanded to include all named executive officers.

We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes. As a result, we do not expect that the payment of compensation that is subject to the prohibition of Section 162(m) of the Code on deduction of annual compensation over $1 million will have a material adverse federal income tax consequence to us, provided we continue to distribute at least 90% of our taxable income each year. As one of the factors in its decisions regarding grants under and administration of the 2018 Plan, the Compensation Committee will consider the anticipated effect of Section 162(m) of the Code. These effects will depend upon a number of factors, including the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may also affect the deductibility of compensation.

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Section 409A of the Code

Certain types of awards under the 2018 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are met, holders of awards subject to Section 409A of the Code may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment or exercise) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2018 Plan and awards granted under the 2018 Plan are intended to be structured and interpreted in a manner that either complies with or is exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2018 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

No awards will be granted pursuant to the 2018 Plan unless and until it is approved by the Company’s stockholders. In addition, except with respect to annual equity retainers granted to our non-employee directors under the Company's director compensation program (which, with respect to 2018, will have a grant value equal to $90,000 for directors other than the Chairman, and $200,000 for the Chairman) as described in detail under the heading “Director Compensation” in this proxy statement, awards under the 2018 Plan are subject to the discretion of the plan administrator, and the amount of awards or benefits to be received by any individual under the 2018 Plan is therefore generally not determinable.

History of Grants Under the Prior Plan

The following table shows the number of shares of our common stock subject to equity awards granted or earned under the Prior Plan since its inception through March 6, 2018 for certain individuals:

Name	Stock Options (#)	Full-Value Awards (#)
2017 Named Executive Officers and Current Positions
Michael J. Schall - Chief Executive Officer and President	105,603	43,580
Angela L. Kleiman - Executive Vice President and Chief Financial Officer	40,740	21,137
Craig K. Zimmerman - Co-Chief Investment Officer and Executive Vice President, Acquisitions	47,959	22,699
John D. Eudy - Co-Chief Investment Officer and Executive Vice President, Development	47,959	22,699
John F. Burkart - Senior Executive Vice President	51,095	28,439
All current executive officers as a group	145,581	91,765
Nominees for election as a director
George M. Marcus	12,471	2,420
Keith R. Guericke	—	—
Amal M. Johnson	370	—
Irving F. Lyons III	17,346	—
Thomas E. Robinson	13,140	690
Byron A. Scordelis	7,947	236
Janice L. Sears	10,359	—
All current non-executive officer directors as a group	13,394	697
Associate of any such directors, executive officers or nominees	—	—
Other persons who received or is to receive 5% of such options or rights	—	—
All non-executive officer employees as a group	231,939	193,577

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Required Vote for Approval and Recommendation of the Board of Directors

You may vote for or against this proposal or you may abstain from voting. Assuming the presence of a quorum, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Special Meeting is required to approve the 2018 Plan. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the vote outcome.

The Board believes that approving the 2018 Plan is in the best interest of our stockholders. In particular, approving the 2018 Plan will enable the Company to provide equity incentives to directors, executive officers and other employees beyond the limited share reserve remaining under the Prior Plan, aligning compensation with stockholder value creation, and thereby helping the Company grow and our share price to increase over time. The Board believes that the effective use of equity-based long-term incentive compensation has been integral to the Company’s success in the past, and that a continued link between participants’ pay and stockholder returns will be vital to its ability to achieve continued strong performance and stockholder return in the future.

The Board unanimously recommends that the stockholders vote
“FOR” the approval of the Essex Property Trust, Inc. 2018 Stock Award and Incentive Compensation Plan.

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CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

The Board has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees of the Company as required by applicable securities laws, rules of the SEC, and the listing standards of the NYSE. A copy of the Code of Business Conduct and Ethics is posted on the Company’s Internet website at http://www.essex.com. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct and Ethics. Additionally, the Company has adopted Corporate Governance Guidelines to provide the Company’s stockholders and other interested parties with insight into the Company’s corporate governance practices. Copies of the Code of Business Conduct or Ethics or Corporate Governance Guidelines will be provided to any stockholder upon written request to Mr. Daniel Rosenberg, Secretary, Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to Mr. Daniel Rosenberg, Secretary, Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403. To be timely for the Company’s 2019 annual meeting of stockholders, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company, no earlier than October 30, 2018 and no later than 5:00 p.m., Pacific Time, on November 29, 2018. A stockholder’s notice shall set forth:

•	as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;
•	as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any stockholder associated person (as defined below), including any anticipated benefit to the stockholder or stockholder associated person;
•	as to the stockholder giving the notice, any proposed nominee and any stockholder associated person:
•	the class, series and number of shares of stock of the Company that each of them or any of their affiliates own, the date the shares were acquired and the investment intent of such acquisition and any short interest in Company shares by any such person,
•	the nominee holder for, and number of, Company shares owned beneficially but not of record by such person,
•	whether such person has engaged in any hedging, derivative or other transaction with respect to Company shares or any shares of any entity listed in the peer group in the stock performance graph in the Company’s most recent annual report, and
•	any substantial interest of such person in the Company, other than an interest arising from the ownership of Company shares;
•	as to the stockholder giving the notice, any stockholder associated person and any proposed nominee,
•	the person’s name and address, and
•	the person’s investment strategy or objective and a copy of the prospectus, offering memorandum or similar document provided to investors in such person;
•	the name and address of any person who contacted or was contacted by the stockholder giving the notice or any stockholder associated person about the proposed nominee or other proposed business; and

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•	the name and address of any stockholder supporting the proposed nominee or the proposed business.

Any director nominations received from stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

The foregoing is a summary of the applicable provisions of the Bylaws and is qualified by reference to the Bylaws, which were last filed as an exhibit to the Company’s Current Report on Form 8-K, filed February 27, 2017, and amended on February 20, 2018, which amendment was filed as an exhibit to the Company’s Current Report on Form 8-K, filed February 22, 2018.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company’s 2019 annual meeting of stockholders must be received by the Company not later than November 29, 2018 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

Proxy Access Nominations. Any stockholder (or group of up to 20 stockholders) meeting the Company’s continuous ownership requirements set forth in the Bylaws that wishes to nominate a candidate for election to the Board for inclusion in the Company’s proxy materials for its 2019 annual meeting of stockholders must provide written notice to our Secretary no earlier than October 30, 2018 and no later than 5:00 p.m., Pacific Time, on November 29, 2018. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility, procedural and disclosure requirements, can be found in Section 2.13 of the Bylaws.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received, the Company believes that for the fiscal year ended December 31, 2017, all Reporting Persons complied with all applicable Section 16(a) filing requirements, except that one Form 4 was filed late for Mr. Marcus with respect to a single transaction, one Form 4 was filed late for each of Mr. Zimmerman, Ms. Kleiman, Mr. Burkart, John Farias (Senior Vice President, Chief Accounting Officer) and Mr. Eudy, in each case, with respect to three transactions per individual, and two Form 4s were filed late for Mr. Schall with respect to a total of four transactions.

OTHER MATTERS

The Board is not aware of any other matter to be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, the persons named in the enclosed proxy will act thereon according to their best judgment.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

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FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, ESSEX PROPERTY TRUST, INC., 1100 PARK PLACE, SUITE 200, SAN MATEO, CALIFORNIA 94403, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH. A COPY OF THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE, FREE OF CHARGE, ON OUR WEBSITE AT HTTP://WWW.ESSEX.COM.

By Order of the Board of Directors,

Michael J. Schall
Chief Executive Officer and President
San Mateo, California
March 23, 2018

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APPENDIX A

ESSEX PROPERTY TRUST, INC.
2018 STOCK AWARD AND INCENTIVE COMPENSATION PLAN

1.	Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success and enhance the value of the Company and the Partnership. The Plan succeeds the Essex Property Trust, Inc. 2013 Stock Award and Incentive Compensation Plan (the “2013 Plan”), which was approved by the Company’s stockholders on May 14, 2013. In the event that the Company’s stockholders do not approve the Plan, the 2013 Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan was approved by the Board.
2.	Definitions. The following definitions shall apply as used herein and in the individual Award Agreements. The singular pronoun shall include the plural where the context so indicates.
(a)	“Administrator” means the Board or any of the Committees appointed to administer the Plan.
(b)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
(c)	“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(d)	“Award” means the grant of an Option, OP Unit, SAR, Dividend Equivalent Right, Profits Interest, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.
(e)	“Award Agreement” means either (i) a written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto, or (ii) a written statement issued by the Company to a Grantee describing the terms and provisions of such Award.
(f)	“Board” means the Board of Directors of the Company.
(g)	“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in an Award Agreement or then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of a “Cause” definition in an Award Agreement or in a then- effective written agreement, “Cause” means, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.
(h)	“Change in Control” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:
(i)	the consummation of a merger or consolidation in which the Company is not the surviving entity;
(ii)	the consummation of a sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii)	the consummation of, or shareholder approval of, a complete liquidation or dissolution of the Company;
(iv)	the consummation of any reverse merger or series of related transactions culminating in the consummation of a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in

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which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change in Control;

(v)	the consummation of the acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change in Control; or
(vi)	a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

Notwithstanding anything to the contrary in the foregoing, (A) a transaction shall not constitute a Change in Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existed following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction, and (B) if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii), (iv), (v) or (vi) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5). The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(i)	“Code” means the Internal Revenue Code of 1986, as amended.
(j)	“Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.
(k)	“Common Stock” means the common stock of the Company, $0.001 per share, and such other securities of the Company that may be substituted for the Common Stock pursuant to Section 10 hereof.
(l)	“Company” means Essex Property Trust, Inc., a Maryland corporation.
(m)	“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director), agent, advisor, or independent contractor who is a natural person who renders bona fide services to the Company or any of its Affiliates that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
(n)	“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

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(o)	“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement), subject to any required compliance with Section 409A of the Code. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.
(p)	“Covered Employee” means an Employee who is or could be a “covered employee,” within the meaning of Section 162(m) of the Code.
(q)	“Director” means a member of the Board or the board of directors of any Related Entity.
(r)	“Disability” means, unless otherwise defined in an Award Agreement, as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. Anything to the contrary in the foregoing notwithstanding, for purposes of an Incentive Stock Option, “Disability” shall mean a total and permanent disability as defined in Section 22(e)(3) of the Code, without regard to the last sentence thereof. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.
(s)	“Dividend Equivalent Right” means a right entitling the Grantee to receive the equivalent value (paid in cash or Shares) of dividends paid with respect to Common Stock.
(t)	“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
(u)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(v)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)	If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation, The New York Stock Exchange, The Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

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(ii)	If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)	In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by such other method as the Administrator determines in good faith to be reasonable and in compliance with Section 409A of the Code.

Notwithstanding the foregoing, for income tax reporting purposes under federal, state, local or non-US law and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(w)	“Full Value Award” means an Award in which the Grantee receives the entire value of the Shares subject to the Award, such as Restricted Stock or Restricted Stock Units where the Grantee is not required to pay an exercise or purchase price for such Award.
(x)	“Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.
(y)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code
(z)	“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(aa)	“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(bb)	“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(cc)	“OP Unit” means, to the extent authorized by the Partnership Agreement, an interest in the Partnership that is exchangeable or convertible, directly or indirectly, for Shares.
(dd)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ee)	“Partnership” means Essex Portfolio, L.P., a California limited partnership.
(ff)	“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., as the same may be amended, modified or restated from time to time.
(gg)	“Performance-Based Award” means an Award granted pursuant to Section 9 hereof.
(hh)	“Performance-Based Compensation” means compensation qualifying as “performance- based compensation” under Section 162(m) of the Code.
(ii)	“Performance Bonus Award” means an Award payable in cash that is granted pursuant to Section 9(e) hereof.
(jj)	“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Grantee for a Performance Period, determined as follows:
(i)	The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return

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on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, (xviii) personal management objectives, (xix) funds from operation, (xx) same property results, (xxi) external growth investments, (xxii) working capital, (xxiii) dividends per share (or increase in and/or maintenance of such dividends), (xxiv) implementation or completion of critical projects, (xxv) acquisition activity, (xxvi) investment sourcing activity, and (xxvii) operating efficiency, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Grantee.

(ii)	The Administrator may, in its discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principles; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non- operating items; (v) items related to acquisitions, developments or redevelopments; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a property, a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP (or, if applicable, IFRS); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary Change in Controls, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to same property results or non-same property results; or (xv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. Such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.
(kk)	“Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of a Related Entity, the performance of a division or a business unit of the Company or a Related Entity, or the performance of a Grantee. As further set forth in Section 2(jj)(ii) hereof, the Administrator, in its discretion, may, to the extent consistent with, and within the time prescribed by, Section 162(m) of the Code, appropriately adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Grantees (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
(ll)	“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Grantee’s right to, and the payment of, a Performance-Based Award.
(mm)	“Plan” means this 2018 Stock Award and Incentive Compensation Plan, as in effect from time to time.
(nn)	“Profits Interest Unit” means, to the extent authorized by the Partnership Agreement, a unit of or an interest in the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, the treasury regulations promulgated thereunder and any published guidance by the Internal Revenue Service.

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(oo)	“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
(pp)	“Related Entity” means any Parent or Subsidiary or Affiliate of the Company.
(qq)	“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.
(rr)	“Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.
(ss)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(tt)	“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock and equal to the excess of the Fair Market Value on the date the SAR is exercised over the exercise or base price as set forth in the applicable Award Agreement.
(uu)	“Securities Act” means the Securities Act of 1933, as amended.
(vv)	“Share” means a share of the Common Stock.
(ww)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.	Stock Subject to the Plan.
(a)	Subject to the provisions of Section 10 and Section 11 hereof, the maximum aggregate number of Shares which may be issued pursuant to all Awards is the sum of (i) two million (2,000,000) Shares, plus (ii) the number of Shares authorized for grants and available for issuance under the 2013 Plan as of the Effective Date and the number of Shares subject to awards granted under the 2013 Plan on or prior to the Effective Date that become available for issuance under the Plan pursuant to Section 3(b); provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Full- Value Awards is one million (1,000,000) Shares; provided further, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is two million (2,000,000) Shares. Each OP Unit or Profits Interest Unit issued pursuant to an Award shall count as one Share for purposes of calculating the aggregate number of Shares available for issuance under the Plan as set forth in this Section 3(a) and for purposes of calculating the individual award limits set forth in Section 6(g) hereof. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock (treasury shares) or Shares purchased on the open market. After the Effective Date, no awards may be granted under the 2013 Plan, however, any awards under the 2013 Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of the 2013 Plan.
(b)	Any Shares covered by an Award or 2013 Plan award (or portion thereof) which is forfeited or canceled, or settled in cash, lapses for any reason, terminates or expires (whether voluntarily or involuntarily), in any case, in a manner that results in the Company not issuing any Shares covered by the Award or 2013 Plan award or acquiring the Shares covered by the Award or 2013 Plan award at a price, if any, not greater than the price paid by the Grantee for such Shares, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan (and shall again be available for the grant of an Award under the Plan). Except to the extent set forth in the preceding sentence, Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan. In addition, the following Shares shall be counted against the maximum number of Shares available for issuance pursuant to Section 3(a) hereof and shall not be returned to the Plan: (i) Shares covered by an Award which are surrendered or withheld in payment of the Award or 2013 Plan award exercise or purchase price or in satisfaction of tax withholding obligations incident to the exercise, vesting or settlement of an Award or 2013 Plan

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award; (ii) Shares that are not issued or delivered as a result of the net settlement of an outstanding SAR or Option or any stock appreciation right or stock option granted under the 2013 Plan; or (iii) Shares that are repurchased on the open market with the proceeds of the exercise of an Option or stock option granted under the 2013 Plan. To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Related Entity shall not be counted against Shares available for grant pursuant to this Plan, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. In addition, (i) the payment of Dividend Equivalent Rights in cash shall not be deemed to reduce the maximum aggregate number of Shares which may be issued under the Plan, and (ii) Dividend Equivalent Rights shall be treated separately from any Award(s) to which such Dividend Equivalent Rights relate, and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code. Notwithstanding the provisions of this Section 3(b), no Shares may again be made subject to or issuable under an Award if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

4.	Administration of the Plan.
(a)	Plan Administrator.
(i)	Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors of the Company or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
(ii)	Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
(iii)	Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.
(iv)	Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.
(b)	Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:
(i)	to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
(ii)	to determine whether and to what extent Awards are granted hereunder;
(iii)	to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
(iv)	to approve forms of Award Agreements for use under the Plan;

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(v)	to determine the terms and conditions of any Award granted hereunder;
(vi)	to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would materially and adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent except as contemplated in Section 25 hereof;
(vii)	to establish, adopt, or revise any rules and regulations and guidelines for administering the Plan as the Administrator may deem necessary or proper;
(viii)	to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;
(ix)	to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and
(x)	to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

All action taken and all interpretations and determination made by the Administrator shall be final and binding upon the Grantees, the Company and all other interested parties.

(c)	Delegation. To the extent permitted by Applicable Law, the Administrator may delegate to one or more of its members or to one or more officers of the Company or a Related Entity, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Administrator or any individual to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Administrator or such individual may have under the Plan. To the extent permitted by Applicable Law, the Administrator may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Administrator: (a) designate Employees (including any officers of the Company) to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, that (i) the Administrator shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Officer or a Covered Employee; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant (denominated in Shares, value or both); and (iii) the officer(s) shall report periodically to the Administrator regarding the nature and scope of the Awards granted pursuant to the authority delegated.
(d)	Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees, members of the Board and any Officers or Employees to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.
5.	Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. Employees, Directors and Consultants who are service providers to an Affiliate may be granted Options and SARs only if the Affiliate qualifies as an “eligible issuer of service recipient stock,” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulation under Section 409A

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of the Code. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non- U.S. jurisdictions as the Administrator may determine from time to time.

6.	Terms and Conditions of Awards.
(a)	Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such Awards include, without limitation, Options, SARs, grants, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative. To the extent authorized by the Partnership Agreement, the Administrator may also award OP Units or Profits Interest Units to an Employee, Director or Consultant in such amount and subject to such terms and conditions as may be determined by the Administrator; provided, however, that Profits Interest Units may be awarded only to an Employee, a Director or Consultant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Committee. Notwithstanding anything herein to the contrary, Dividend Equivalent Rights may be granted in respect of any Award (other than an Option or Stock Appreciation Right); provided, that, Dividend Equivalent Rights with respect to any Award (or portion thereof) that is not vested at the time that the underlying dividend is paid may not be paid to the Grantee prior to the time that the Award (or portion thereof) vests.
(b)	Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.
(c)	Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. Notwithstanding anything herein to the contrary, but subject to Sections 10 and 11 of the Plan, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3 may be granted to any one or more Participants without respect to such minimum vesting provisions. Nothing in this Section 6(c) shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, Disability or, subject to Section 11, the consummation of a Change in Control.
(d)	Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

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(e)	Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Any programs established pursuant to this Section 6(e) in which a Grantee who is subject to U.S. income taxation is eligible to participate shall be structured in a manner intended to comply with Section 409A of the Code.
(f)	Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.
(g)	Individual Limitations on Awards.
(i)	Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 400,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options or SARs for up to an additional 200,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.
(ii)	Individual Limit for Restricted Stock, Restricted Stock Units (and Similar Awards). For awards of Restricted Stock and Restricted Stock Units or other Awards other than Options or SARs that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 300,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Restricted Stock, Restricted Stock Units or other Awards other than Options or SARs for up to an additional 100,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10 hereof.
(iii)	Cash Awards. For Awards that may be paid in cash that are intended to be Performance-Based Compensation, including, without limitation, any Performance Bonus Award, the maximum amount that may be paid in cash to any Grantee in during any calendar year shall be $3,000,000.
(iv)	Cancellation. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Award intended to be Performance-Based Compensation is canceled, the canceled Award shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock), to the extent permitted by the Plan, shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.
(v)	Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

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(h)	Term of Award. The term of each Award shall be no more than ten (10) years from the date of grant thereof (excluding any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award). In the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement (excluding any period for which the Grantee has elected to defer the receipt of the Shares issuable pursuant to the Incentive Stock Option).
(i)	Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Administrator, in its sole discretion, may determine to permit a Grantee to transfer Incentive Stock Options to a trust if, under Section 671 of the Code and applicable state law, the Grantee is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust. Other Awards shall be transferable by will and by the laws of descent and distribution and, during the lifetime of the Grantee, to the extent and in the manner determined by the Administrator, subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act; provided, that any transfer of an Award that is permitted hereunder shall be without consideration, except as required by Applicable Laws. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.
(j)	Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.
7.	Award Exercise or Purchase Price, Consideration and Taxes.
(a)	Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:
(i)	In the case of an Incentive Stock Option:
(A)	granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or
(B)	granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(ii)	In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iii)	In the case of a SAR, the base amount on which the stock appreciation is calculated shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iv)	In the case of Option or SARs that are intended to qualify as Performance-Based Compensation, the exercise or purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(v)	In the case of other Awards, such price (if any) as is determined by the Administrator.
(vi)	Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 7(a)(v) hereof, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

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(b)	Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award and applicable withholding taxes (as further set forth in Section 7(c) hereof) including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:
(i)	cash;
(ii)	check;
(iii)	surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;
(iv)	with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;
(v)	promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code); provided, however, that no Grantee who is a Director of the Company or an “Officer” shall be permitted to pay the exercise or purchase price of an Award or continue any extension of credit with respect to the exercise or purchase price of an Award with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act;
(vi)	with respect to Options, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus tax withholdings, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Grantee in cash or other form of payment approved by the Administrator; or
(vii)	any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)	Taxes.
(i)	Withholding. The Company or any Related Entity, as appropriate, shall have the authority and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including the Grantee’s employment tax obligations) required by law to be withheld and any employer tax liability shifted to a Grantee with respect to any taxable event concerning a Grantee arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or a Related Entity, as appropriate, to satisfy withholding obligations for the payment of taxes, including but not limited to selling Shares issued pursuant to an Award and withholding from proceeds of the sale of such Shares. The Administrator may in its discretion and in satisfaction of the foregoing requirement withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. To avoid negative accounting treatment, the

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number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award or which may be repurchased from the Grantee of such Award in order to satisfy the Grantee’s U.S. federal, state, local and non-U.S. income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates or other applicable maximum withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any taxable event concerning the Grantee or such other person arising as a result of this Plan.

(ii)	Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Grantee shall make any disposition of Shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such grantee shall notify the Company of such disposition within ten days thereof.
8.	Exercise of Award.
(a)	Procedure for Exercise; Rights as a Stockholder.
(i)	Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.
(ii)	An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv) hereof.
(iii)	Any dividends payable in respect of any Award (or portion thereof) that is not vested at the time that the dividend is paid may not be paid to the Grantee prior to the time that the Award (or portion thereof) vests.
(b)	Exercise of Award Following Termination of Continuous Service.
(i)	An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.
(ii)	Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first; provided, however, that in cases other than where a Grantee’s Continuous Service is terminated for Cause, if the exercise of an Award within the applicable time periods set forth above is prevented as a result of the provisions set forth in Section 9 regarding legal compliance with respect to the issuance of Shares, the Award shall remain exercisable until the later of the last day of the period specified in the Award Agreement and the date that is thirty (30) days after the date the Grantee is no longer prevented from exercising the Award.
(iii)	Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

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9.	Performance-Based Awards for Covered Employees.
(a)	Purpose. The purpose of this Section 9 is to provide the Administrator the ability to qualify Awards other than Options and SARs as Performance-Based Compensation. If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article shall control over any contrary provision contained in the Plan; provided, however, that the Administrator may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 9 or amend Awards in a manner that causes such Awards to cease to qualify as Performance-Based Compensation.
(b)	Applicability. This Section 9 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards that are intended to qualify as Performance- Based Compensation. The designation of a Covered Employee as a Grantee for a Performance Period shall not in any manner entitle the Grantee to receive an Award for the period. Moreover, designation of a Covered Employee as a Grantee for a particular Performance Period shall not require designation of such Covered Employee as a Grantee in any subsequent Performance Period and designation of one Covered Employee as a Grantee shall not require designation of any other Covered Employees as a Grantee in such period or in any other period.
(c)	Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under this Section 9 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Grantee shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.
(d)	Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
(e)	Performance Bonus Awards. Any Covered Employee selected by the Administrator may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator.

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10.	Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, combination or reclassification of the Shares, or similar transaction affecting the Shares (including, but not limited to, a change in the Shares or the capitalization of the Company), (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to the Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin- off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. Any adjustments to Awards shall be prescribed in a form that is intended to meet the requirements of Section 409A and 422 or the Code, and in the case of Awards made to Covered Employees, in a manner that is intended to meet the requirements of Section 162(m) of the Code, in each case, to the extent applicable.
11.	Change in Control.
(a)	Treatment of Outstanding Awards. In the event of a Change in Control, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or to facilitate the Change in Control:
(i)	To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Grantee’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of a Change in Control the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Grantee’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;
(ii)	To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)	To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the per Share exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;
(iv)	To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement, and in any event in a manner intended to comply with Section 409A of the Code; and
(v)	To provide that the Award cannot vest, be exercised or become payable after such event.

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(b)	Acceleration of Award in Connection with a Change in Control. Notwithstanding Section 11(a) hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Grantee, if a Change in Control occurs and a Grantee’s Awards are not converted, assumed, or replaced by a successor entity or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change in Control such Awards shall become fully exercisable, fully vested and all forfeiture restrictions on such Awards shall lapse, as applicable and, in connection with such Change in Control, all such Awards shall terminate and cease to be outstanding; provided, however, that unless the terms of the Award Agreement specify another time of payment that complies with Section 409A of the Code, any amount that becomes payable in connection with the vesting acceleration contemplated under this Section 11(b) of an Award that is subject to Section 409A of the Code shall be paid upon vesting to the extent the Change in Control is a “change in control event” within the meaning of Section 409A of the Code and if the Change in Control does not so qualify, the Award shall be paid on the next earliest payment or distribution event specified in the Award Agreement that is permissible under Section 409A of the Code; provided, further, that, with respect to Awards subject to performance-based vesting, the number of Shares subject to any such Award that becomes vested pursuant to this Section 11(b) shall be determined based on (i) if the Change in Control occurs on or prior to the twelve (12)-month anniversary of the grant date of such Award, target performance, or (ii) if the Change in Control occurs after the twelve (12)-month anniversary of the grant date of such Award, actual performance through the applicable performance period through the date of the Change in Control, with the applicable performance goals adjusted, to the extent that the Administrator determines to be appropriate, to reflect the truncated performance period. In addition, where Awards are converted, assumed, or replaced after a Change in Control, the Administrator may provide that the one or more Awards shall become fully exercisable, fully vested and all forfeiture restrictions on such Awards shall lapse, as applicable, upon the termination of the Grantee’s employment or service within a designated period following the effective date of such Change in Control. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including, but not limited to, the date of such Change in Control, and shall give each Grantee the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine. Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Grantee, to the extent that there are tax consequences to the Grantee as a result of the acceleration or lapsing of forfeiture restrictions upon a Change in Control, the Grantee shall be responsible for payment of such taxes and shall not be compensated for such payment by the Company or a Related Entity.
(c)	Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non- Qualified Stock Options.
12.	Effective Date and Term of Plan. The Plan shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”). It shall continue in effect for a term of ten (10) years following the Effective Date unless sooner terminated, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the date the Plan is approved by the stockholders of the Company. Any Awards that are outstanding on the date that the Plan terminates shall remain in force according to the terms of the Plan and the applicable Award Agreement. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective. Notwithstanding anything in the foregoing to the contrary, the 2013 Plan shall remain in effect on its existing terms and conditions unless and until the Plan (as amended and restated) is approved by the Company’s stockholders.
13.	Amendment, Suspension or Termination of the Plan.
(a)	The Board may at any time amend, suspend or terminate the Plan; provided, however, that (i) no such amendment shall be made without the approval of the Company’s stockholders to the extent

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such approval is required by Applicable Laws, and (ii) stockholder approval shall be required for any amendment to the Plan that (A) increases the number of Shares available under the Plan (other than any adjustment as provided by Section 10 or Section 11), or (B) permits the Administrator to extend the exercise period for an Option or SAR beyond ten years from the date of grant, except as provided in Section 8(b)(ii) hereof. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company,

(1)	No Option or SAR may be amended to reduce the per share exercise price of the Shares subject to such Option or SAR below the per share exercise price as of the date the Option is granted and,
(2)	Except as permitted by Section 11 hereof, and at any time when the then- current Fair Market Value of a Share is less than the Fair Market Value of a Share on the date that an outstanding Option or SAR was granted, such outstanding Option or SAR may not be cancelled or surrendered in exchange for:
(a)	cash,
(b)	an Option or SAR having a per share exercise price that is less than the Fair Market Value of a Share on the date that the original Option or SAR was granted, or
(c)	or any other Award.
(b)	No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c)	No suspension or termination of the Plan (including termination of the Plan under Section 12 hereof) shall adversely affect any rights under Awards already granted to a Grantee.
14.	Reservation of Shares.
(a)	The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
(b)	The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
15.	No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.
16.	No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
17.	Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or

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constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

18.	Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
19.	No Rights to Awards. No person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat eligible individuals, Grantees or any other persons uniformly.
20.	No Stockholders Rights. Except as otherwise provided herein, a Grantee shall have none of the rights of a stockholder with respect to Shares covered by any Award, including to the right to vote or receive dividends, until the Grantee becomes the record owner of such Shares, notwithstanding the exercise of an Option or SAR or vesting of an Award.
21.	Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
22.	Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Grantee who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
23.	Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations of the United States and jurisdictions outside the United States including the regulations of any stock exchange on which the Company’s securities may then be listed, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States or in a jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the Shares issued pursuant to the Plan. If the Shares issued pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.
24.	Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflict of laws of that State.

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25.	Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. It is intended that Awards will be exempt from or will comply with Section 409A of the Code and the Treasury Regulations, and the Plan and Award Agreements shall be interpreted, operated and administered in a manner consistent with these intentions. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Grantee, that the Administrator determines are necessary or appropriate to exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Code Section 409A if compliance is not practical. This Section 25 does not create an obligation on the part of the Company to modify the terms of the Plan or an Award Agreement and does not guarantee that the Award will not be subject to taxes, interest and penalties or any other adverse tax consequences under Code Section 409A. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Related Entity based on matters covered by Code Section 409A, including the tax treatment of any Awards, and neither the Company nor any Related Entity will have any liability under any circumstances to the Grantee or any other party if the Award that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.
26.	REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or settled if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such Award could impair the Company’s status as a REIT.

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ESSEX

PROPERTY TRUST, INC.

Computershare
PO Box 505000
Louisville,KY 40233-5000

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Keith R. Guericke
02 Amal M. Johnson
03 Irving F. Lyons, III
04 George M. Marcus
05 Thomas E. Robinson
06 Michael J. Schall
07 Byron A. Scordelis
08 Janice L. Sears

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000359701_1 R1.0.1.17

ESSEX

PROPERTY TRUST, INC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K are available at www.proxyvote.com

ESSEX PROPERTY TRUST, INC.

1100 PARK PLACE, STE 200, SAN MATEO, CA 94403

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON MAY 15, 2018

Keith R. Guericke and Michael J. Schall (the "Proxyholders"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Essex Property Trust, Inc. to be held on Tuesday, May 15, 2018 at 1:00 p.m., Pacific Time at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California, 94301, and any adjournments or postponements thereof.

Shares represented by this proxy will be voted as directed by the stockholder. **If no such directions are indicated, the Proxyholders will have authority to vote FOR the election of all director nominees and FOR proposals 2, 3 and 4. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting.**

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date the reverse side. You need not mark any boxes.

Continued and to be signed on reverse side

0000359701_2 R1.0.1.17